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Exhibit 10.5

INDUSTRIAL (NET)

CP COMMERCIAL PROPERTIES—XIX, INC.,
as Landlord

AND

Heeling Sports, Ltd.,
as Tenant

LEASE AGREEMENT

Dated: November    , 2004

Premises:

3200 Belmeade
Suite 100
Carrollton, Texas 75006

i

LEASE

        This Lease is made between Landlord and Tenant named in Article I as of the date set forth therein. Landlord and Tenant, in consideration of the covenants and agreements contained herein, agree as follows:

ARTICLE 1

REFERENCE DATA AND DEFINITIONS

        The following are definitions of terms used in this Lease, and each reference in this Lease to any of the following terms shall be construed to incorporate the data, terms, covenants and provisions stated for that term in this Article 1, subject to the terms of the balance of this Lease;

DATE OF EXECUTION:	, 2004
LANDLORD:	CP COMMERCIAL PROPERTIES—XIX, INC.
MANAGING AGENT:	SSR Realty Advisors, Inc.
LANDLORD'S AND MANAGING AGENT'S ADDRESS:	One California Street, Suite 1400 San Francisco, CA 94111 Attn: Managing Director of Asset Management—Tower Fund
TENANT:	Heeling Sports, Ltd
STATE OF TENANT'S FORMATION/INCORPORATION:	Texas
TENANT'S ADDRESS:	Prior to the commencement date: 1205 Venture Ct, Suite 109 Carrollton, Texas 75006	After the commencement date: The Demised Premises
DEMISED PREMISES:
3200 Belmeade, Suite 100, Carrollton, Texas, 75006as shown on Exhibit A agreed for all purposes of this Lease to be approximately 31,413 square feet (final square footage to be determined by Tenant's space planner's computation based upon BOMA standards and agreed upon by Landlord and Tenant).
LAND:	The Land described on Exhibit B.
BUILDING:	A one-story masonry tilt-wall building located at 3200 Belmeade, Carrollton, Texas 75006, containing 149,000 rentable square feet of space
PROPERTY:	The Land, the Building and all other improvements located on the Land, including, without limitation, parking areas, driveways, walkways and landscaped areas.
SCHEDULED COMMENCEMENT DATE:	The earlier to occur of (i) February 1, 2005, or (ii) upon substantial completion of Tenant Improvements
SCHEDULED EXPIRATION DATE:	August 31, 2015

TERM:
Ten (10) Years and seven (7) Months: provided that (l) the Term may be longer if the Commencement Date (as defined in Section 2.2 hereof) occurs sooner than the Scheduled Commencement Date, pursuant to Section 2.2 hereof and (2) in the event the Term commences after the Scheduled Commencement Date on a day other than the first of a month, the Term shall be deemed, for purposes of determining the expiration date only pursuant to the second sentence of Section 2.2 hereof, to have occurred on the first day of the first full calendar month following the Commencement Date and (3) the Term shall include any Renewal Term which becomes effective as provided in this Lease.
RENEWAL TERM:	Two (2) renewal terms—each of five (5) Years
MONTHLY FIXED RENT:
Initial Term:
Months 1 - 7—$0 per square foot, per annum
Months 8 - 67—$4.00 per square foot, per annum
Months 68 - 127—$4.50 per square foot, per annum
 Renewal Term:
Renewal Term Fixed Rent will be at Fair Market Rate
TENANT'S INITIAL, MONTHLY INSTALLMENT OF ADDITIONAL RENT:	$2,931.88 (Comprised of the following initial annual costs per square foot: Taxes, $0.74, Insurance, $0.06, Operating $0.32)
TENANT'S PROPORTIONATE SHARE:	21.08% [subject to adjustment following measurement of the Demised Premises]
PLANNED DELIVERY DATE:	N/A
DEFAULT RATE:	The lesser of (1) eighteen percent (18%) per annum, or (2) the maximum rate of interest permitted by law.
SECURITY DEPOSIT AMOUNT:	$100,000.00 (subject to the terms of Section 3.4 below)
BROKERS:	TIG Real Estate Services, Inc. Swearingen Realty Group

ARTICLE 2

DEMISED PREMISES AND TERM

        Section 2.1    Demised Premises.    Landlord hereby leases unto Tenant, and Tenant hereby leases from Landlord, the Demised Premises, upon and subject to the covenants, agreements, terms, conditions, limitations, exceptions and reservations of this Lease.

        Section 2.2    Term.

          (a)   The Term and Tenant's obligation to pay Rent shall commence on the date (the "Commencement Date") which is the earlier to occur of (i) the date that the Demised Premises are available for occupancy, as provided in Section 5.1. or (ii) the date on which Tenant or anyone claiming by, under or through Tenant shall first occupy any portion of the Demised Premises for any purpose other than as provided in Section 2.3, or (iii) the date determined in accordance with the third sentence of Section 5.1; and shall end, unless sooner terminated as herein provided or pursuant to law, at the close of business on the Scheduled Expiration Date. If for any reason, other than by reason of any event described in the third sentence of Section 5.1, the Demised Premises are not substantially completed and/or available for occupancy by the Scheduled Commencement Date, Landlord shall not be liable for any claims, damages or liabilities in connection therewith or by reason thereof, nor shall the same make this Lease void or voidable, but the Expiration Date shall be extended to a date which shall allow the term of this Lease to be a complete 127 month Term (the later of the Scheduled Expiration Date or the date determined pursuant to this sentence being the "Expiration Date").

          (b)   Following the Commencement Date, the parties shall, at either party's request, execute a supplemental agreement to become a part hereof setting forth the Commencement Date and Expiration Date of the Term, as determined under the provisions of this Article 2. The parties' failure to execute such supplemental agreement shall in no way affect Tenant's obligation to perform under this Lease.

        Section 2.3    Tenant's Entry upon Demised Premises before Commencement Date.    Provided that Tenant complies at all times with the provisions and requirements of this Lease (other than the obligation to pay Fixed Rent and, except as provided for below, the obligation to pay Additional Rent (as defined in Section 3.2 hereof)), including but not limited to insurance requirements, Tenant may enter upon the Demised Premises prior to the Commencement Date to install phone and technical equipment, trade fixtures and furnishings and to make the Demised Premises ready for the conduct of Tenant's business, provided, however, that Tenant does not interfere with the Tenant Improvement Contractor as set forth in Exhibit D hereto, and provided further that such contractors as Tenant may engage to undertake such installations and other preparatory work shall be subject to Landlord's written approval prior to engagement and that Tenant shall undertake such installations and other preparatory work only with such labor organization affiliation or lack of affiliation as Landlord may approve. Landlord does not assume responsibility for the availability of any services other than electricity during the period prior to the Commencement Date.

ARTICLE 3

RENT AND SECURITY DEPOSIT

        Section 3.1    Fixed Rent.    Tenant shall pay to Landlord, without any prior demand therefore and without any deduction or set-off whatsoever, the Fixed Rent set forth in Article 1. Fixed Rent shall be due and payable in monthly installments each equal to the applicable Monthly Fixed Rent set forth in Article 1, in advance on the first day of each and every calendar month during the Term.

        Section 3.2    Additional Rent.    Any sums or charges to be paid by Tenant pursuant to the provisions of this Lease, other than the Fixed Rent, shall be designated as "Additional Rent" and shall be payable within 5 days after Landlord gives written notice that payment is due, unless otherwise provided in this Lease. Landlord shall have the same rights against Tenant for default in payment of Additional Rent as for default in payment of the Fixed Rent. As used in this Lease, the term "Rent" shall mean the Fixed Rent and Additional Rent.

        Section 3.3    Past Due Rent.

          (a)   If Tenant shall fail to pay any installment of Rent before the sixth day after such Rent is due and payable, Tenant shall pay a charge (the "Late Charge") which shall be 5% of the amount of such unpaid installment of Rent. The parties agree that the amount of such Late Charge represents a reasonable estimate of the cost and expense that will be incurred by Landlord in processing each delinquent payment of Rent by Tenant and that such Late Charge shall be paid to Landlord as liquidated damages for each delinquent payment.

          (b)   Any amount due from Tenant to Landlord which is not paid before the sixth day after such amount is due shall bear interest at the Default Rate from the date such payment is due, after the expiration of any applicable grace period, until paid. The rate so determined shall continue in effect following any default by Tenant pursuant to this Lease. Payment of such interest shall not excuse or cure any default by Tenant under this Lease. The parties agree that the payment of interest and the payment of Late Charges provided for in Section 3.3(a) above are distinct and separate from one another in that the payment of interest is to compensate Landlord for its inability to use the money improperly withheld by Tenant, while the payment of Late Charges is to compensate Landlord for its additional administrative expenses in handling and processing delinquent payments.

        Section 3.4    Security Deposit.    (a) Tenant shall deposit with Landlord upon signing this Lease and, throughout the Term shall keep on deposit with Landlord, the Security Deposit Amount set forth in Article 1 (as modified from time to time as provided herein) as security for the payment by Tenant of the Rent and for the faithful performance of all the terms, conditions and covenants of this Lease (the "Security Deposit"), provided, however, upon a transfer of Landlord's interest in the Demised Premises, unless Landlord's successor notifies Tenant that it is holding the Security Deposit, Tenant may offset the Security Deposit against Rents next accruing hereunder. Landlord shall not be obligated to keep the Security Deposit as a separate fund, but may commingle the Security Deposit with Landlord's own funds. If at any time during the Term Tenant shall default in the performance of any provisions of this Lease, Landlord may, but shall not be required to, use the Security Deposit, or so much thereof as necessary, in payment of any Rent in default, or in reimbursement of any expense incurred by Landlord or in payment of the damages incurred by Landlord by reason of Tenant's default for which Landlord is entitled to reimbursement or payment hereunder. In such event, Tenant shall, upon written demand from Landlord, immediately remit to Landlord a sufficient amount in cash to restore the Security Deposit to equal the then-required Security Deposit Amount. Within 30 days after the expiration of this Lease and surrender of the Demised Premises in accordance with the terms and conditions of this Lease, and in the event the Security Deposit has not been fully consumed as aforesaid, the Security Deposit, or as much thereof as has not been consumed for such purposes or otherwise dispersed as provided herein, shall be refunded to Tenant without interest. Landlord may deliver the Security Deposit to the purchaser of Landlord's interest in the Demised Premises in the event such interest is sold, and, in such instance, Landlord named herein shall be discharged from any further liability with respect to the Security Deposit and Tenant shall look to Landlord's successor for the return of the Security Deposit. Notwithstanding the above provisions of this Section 3.4, if any claims of Landlord exceed the amount of the Security Deposit, Tenant shall remain liable for the balance of such claims. Tenant may maintain the Security Deposit in the form of a letter of credit so long as (i) the form and terms of said letter of credit and the issuing bank thereunder shall each be satisfactory to Landlord, and (ii) the letter of credit shall be fully transferable without cost to Landlord.

          (b)   Provided Tenant is not in default hereunder, Tenant shall be permitted to apply up to $50,000.00 of the initial Security Deposit amount against Fixed Rent and Additional Rent first coming due under this Lease; provided, however, at no time (except as provided in subsection (c) below) shall the Security Deposit amount be reduced to less than $50,000.00.

          (c)   As of the first day of the 37th full calendar month from and including the Commencement Month, Tenant shall be entitled to return of a portion of the Security Deposit equal to the amount in excess of one (1) month's Fixed Rent, but only if both of the following conditions are satisfied: (i) there has been not been any Event of Default under this Lease at any time, and (ii) Tenant has made every payment of rent on time, when due, and without necessity for demand. Upon the occurrence of any Event of Default or upon the failure of Tenant to make any payment when due, Tenant must within five (5) days after written demand therefor, deposit with Landlord an amount sufficient to restore the Security Deposit to 50% of its original Security Deposit amount and Tenant's failure to do so shall be a material breach of this Lease.

        Section 3.5    Rent Payments.    All Rent payments shall be made to Landlord at the address set forth in Article 1, or at such other place designated by Landlord in writing, by good bank check payable in lawful currency of the United States of America. Rent payments applicable to partial months falling within the Term shall be prorated. If Tenant shall default in any two payments of Rent in any twelve month period, Landlord may, by written notice to Tenant, require that all future Rent payments be made by wire transfer of immediately available funds to an account designated by Landlord or by unendorsed certified or official bank check payable to Landlord.

ARTICLE 4

TENANT'S SHARE OF OPERATING COSTS AND TAXES

        Section 4.1    Definitions.    As used herein.

          (a)   "Operating Costs" shall mean any and all costs, charges, expenses and disbursements of every kind and nature which Landlord shall pay is obligated to pay in connection with the operation, ownership, maintenance, management and repair of the Property, including, without being limited to, the following:

            (1)   All wage, salary and labor costs of all persons exclusively engaged in the operation, maintenance, management and repair of the Property at or below the level of property manager (including, without being limited to, all applicable taxes, insurance and benefits).

            (2)   Costs of any utilities supplied by Landlord (including, without being limited to, heat, electricity, gas, water and sewer), fuel and supplies and materials and of the operation and maintenance of all Property systems (including, without being limited to, heating, ventilation and air-conditioning ("HVAC") systems and telecommunications systems).

            (3)   Costs of repairs, replacements, and general maintenance, including, without being limited to, exterior building maintenance, paving, curbs, drainage, lighting, sidewalks, landscaping and exterminating, if provided.

            (4)   Professional fees and expenses (including, without being limited to, legal, accounting, architectural and engineering fees), unless incurred in connection with lease negotiations or tenant defaults.

            (5)   All costs of making any alterations to the Building for life-safety systems or energy conservation or other capital improvements required by any governmental requirement enacted or amended after the date hereof or which are primarily for the purpose of reducing or stabilizing Operating Costs, amortized over the useful life of such improvements, with a return on capital at the rate of ten percent (10%) per annum.

            (6)   All property management fees, costs and expenses not to exceed three percent (3%) of gross Rents during any period.

            (7)   All fees or other charges incurred in conjunction with voluntary or involuntary membership in any energy conservation, air quality, environmental, traffic management or similar organizations.

In determining the amount of Operating Costs for any calendar year, if less than 95% of the net rentable square feet of the Building shall have been occupied by tenants at any time during such calendar year, Operating Costs shall be determined for such year to be an amount equal to the like expenses which would have been incurred had such occupancy been 95% throughout such year.

          Notwithstanding any contrary provision hereof, "Operating Costs" shall not include any of the following, (i) any of those utility expenses which are otherwise separately reimbursed by Tenant or other tenants (i.e., not as a part of Operating Expenses reimbursement); (ii) costs for which Landlord actually receives reimbursement by insurance or condemnation awards; (iii) costs, expenses and fees relating to the promotion of the Property in general, or to solicitation of, advertising for, negotiating with or entering into leases or other prospective tenancy arrangements for space in the Building, or in connection with negotiations, entertainment of or disputes with and/or enforcement of agreements with such prospective tenants, tenants or other occupants of the

  Property, or with consultants, management agents, purchasers, ground lessors, prior owners or mortgagees of the Property including leasing commissions and fees of attorneys, accountants or other consultants for such negotiations, disputes or enforcement; (iv) tenant allowances, tenant concessions and other costs or expenses (including permit, license and inspection fees) incurred in completing, fixturing, furnishing, renovating or otherwise improving, decorating or redecorating space for tenants or other occupants of the Property, or in relocating such tenants or other occupants to the Property including space planning/interior design fees and the cost of removing the property of former tenants and/or occupants of the Property; (v) costs of (or allowances for) correcting defects in the Property or the Property equipment, or in replacing defective equipment, but excluding normal repairs and maintenance required by ordinary wear and tear; (vi) insured costs of restoration or repair of all or any portion of the Property as a result of total or partial destruction or condemnation thereof other than applicable deductibles; (vii) except as expressly included in the definition above, any capital investment items or other expenditures properly classified as "capital expenditures" under generally accepted accounting principles; (viii) all costs incurred in connection with the construction of tenant improvements paid for by Landlord; (ix) non-cash expense items, such as deductions for depreciation or obsolescence of the Property and Property equipment, or interest on capital invested; (x) costs in connection with services, items or other benefits which are not available to Tenant without specific charge therefore, but which are provided to another tenant or occupant of the Property without charge; (xi) costs or expenses (including fines, penalties and legal fees) incurred by Landlord due to the violation by Landlord, its employees, agents and/or contractors, any tenant or other occupant of the Property, of the terms and conditions of any lease in the Property or of any third-party contract or obligation, or of any applicable laws, rules, regulations and codes of any federal, state, county, municipal or other governmental authority having jurisdiction over the Property, it being intended that each party shall be responsible for the costs resulting from its own violation of such leases and laws, rules, regulations and codes as same shall pertain to the Property; (xii) costs directly resulting from the willful misconduct or other tortious conduct of Landlord or its employees, agents and/or contractors; (xiii) payments to Landlord or any affiliate of Landlord, for services, goods, supplies or other materials constituting Operating Costs to the extent that such payments are in excess of that which would have been paid had the services, goods, supplies or materials been provided by third parties of similar skill, competence and experience on a competitive basis; (xiv) payments of principal, finance charges or interest on debt or amortization on any note, mortgage, deed of trust or other debt, and rental payments (or increases in same) under any ground or underlying lease or leases; (xv) legal expenses and other costs related to the existence and maintenance of Landlord as a corporation, limited partnership or limited liability company, except to the extent attributable to the operation and management of the Property; (xvi) compensation paid to clerks, attendants or other persons in any commercial concessions (such as a snack bar, restaurant, private club or newsstand) operated by Landlord or any affiliate of Landlord; (xvii) equipment rental and related expenses if the cost thereof would constitute a capital expenditure, except that Landlord may include in Operating Costs (A) reasonable rental costs and related expenses for equipment for temporary use in connection with the repair, maintenance or operation of the Property, and (B) the reasonable rental costs and related expenses of equipment the cost of which would be a capital expenditure and could be amortized and included in Operating Costs pursuant to the definition above; (xviii) except as otherwise specifically set forth in the definition above, costs incurred in installing, operating, maintaining and owning any specialty items or services not normally installed, operated and maintained in projects comparable to the Property for Landlord's operation, repair and maintenance of, or the providing of necessary services for, the Property, including but not limited to, any athletic or recreational club or child care center; (xix) contributions to operating expense reserves; (xx) contributions to charitable organizations; and (xxi) costs or fees relating to the defense of Landlord's title to or interest in the Property, or any part thereof.

          (b)   "Taxes" shall mean the aggregate amount of real estate and personal property taxes and any special assessments levied, assessed or imposed upon the Property, or any portion thereof, owned by Landlord, other than any water or sewer charge to the extent the same are included in Operating Costs for the applicable calendar year. If because of any change in the taxation of real estate enacted after the date hereof, any other tax, assessment or surcharge of any kind or nature (including, without being limited to, any franchise, income, profit, sales, use, occupancy, gross receipts or rental tax) is imposed upon, against or with respect to Landlord, or the occupancy, rents or income therefrom, either in lieu of, in substitution for or in addition to any of the foregoing Taxes, such other tax, assessment or surcharge (which shall be measured as if the Property, or applicable portion thereof, as the case may be, were the only asset of Landlord or such owner) shall be deemed part of Taxes. With respect to any calendar year, all expenses, including attorneys', accounting and experts' fees and expenses, incurred in contesting the validity or amount of Taxes, the assessed valuation of the Property, or any portion thereof, or in obtaining a refund of Taxes shall be considered as part of Taxes for such year.

          (c)   "Insurance" shall mean costs of all insurance, including, without being limited to, casualty, worker's compensation, rental and liability insurance.

        Section 4.2    Tenant's Payment of Operating Costs, Taxes and Insurance.

          (a)   For each calendar year during the Term, Tenant shall pay to Landlord, as Additional Rent, at the times and in the manner provided below. Tenant's Proportionate Share of the sum of (1) Operating Costs for such calendar year, (2) Taxes for such calendar year, and (3) Insurance for such calendar year (collectively, "Tenant's Expense Charge").

          (b)   The initial monthly installment of Additional Rent is specified in Article 1. At any time after the Commencement Date, Landlord shall have the right to compute and deliver to Tenant an estimate (an "Estimate") of Tenant's Expense Charge for the applicable calendar year and, without further notice, Tenant shall pay to Landlord commencing with the next payment of Monthly Fixed Rent and continuously thereafter with payments of Monthly Fixed Rent until delivery of the next Estimate, monthly installments equal to one-twelfth of the amount set forth in such Estimate, together with, in the case of the first such monthly payment, an amount equal to the difference between (i) the amount of such monthly installment times the number of months in such year preceding the first monthly payment, less (ii) the amount of any monthly installments in respect of the prior Estimate theretofore paid to Landlord.

          (c)   Landlord shall endeavor to deliver to Tenant within 120 days after the end of each calendar year during the Term a written statement (the "Statement") setting out in reasonable detail Tenant's Expense Charge for such year certified to be correct by Landlord. If the aggregate of the monthly installments actually paid by Tenant to Landlord on account of the estimated Tenant's Expense Charge during any calendar year (the "Actual Payments") differs from the amount of Tenant's Expense Charge payable according to the Statement (the "Obligated Payments"), Tenant shall (1) if the Obligated Payments shall exceed the Actual Payments, pay to Landlord, within 30 days after the date of delivery of the Statement, an amount equal to such excess, or (2) if the Actual Payments shall exceed the Obligated Payments, be granted a credit against the next installments of Rent in an amount equal to such overpayment.

          (d)   Tenant shall have the right to examine Landlord's books and records with respect to the items in a Statement during Normal Business Hours (except, however, Saturdays) upon written request within thirty (30) days following the furnishing of the Statement to Tenant. In conducting such examination, Tenant must utilize either its own full time salaried employees or an independent certified public accountant ("CPA"), which CPA shall be paid by Tenant on an hourly fee for services rendered basis, and not on a contingency fee basis, and which CPA shall be subject to Landlord's reasonable prior approval. Unless Tenant takes written exception to any item on the subject Statement within thirty (30) days after the furnishing of the Statement, such Statement shall be considered as final and accepted by Tenant. If Tenant timely provides such written exception to Landlord, but Landlord and Tenant disagree on the accuracy of Tenant's Expense Charge as set forth in the Statement, Tenant shall nevertheless make payment in accordance with the Statement, but the disagreement shall immediately be referred by Landlord for prompt decision to a mutually acceptable public accountant or other professional consultant who shall be deemed to be acting as an expert and not as an arbitrator, and a determination signed by the selected expert shall be final and binding on both Landlord and Tenant. If Landlord and Tenant shall fail to agree on such an expert within 15 days after Tenant's notice of disagreement (as hereinafter described), such expert shall be selected by the president of the local chapter of the National Association of Real Estate Boards, Any adjustment required to be made by reason of any such decision shall be made within 15 days thereof and payment shall be made or credit allowed in the manner set forth in Section 4.2(c) hereof. If the adjustment is greater than 7% and the amount of the adjustment is to be paid to Tenant, Landlord will pay the cost of the expert; otherwise Tenant will pay the cost of the expert.

          (e)   Those Operating Costs which are within Landlord's Control shall not increase by more than five percent (5%) per annum.

        Section 4.3    Refunds; Other Items.

          (a)   In the event a refund of any Operating Costs, Insurance or Taxes is obtained and actually paid to Landlord, Landlord shall credit an appropriate portion thereof (after deducting any unrecouped expenses in connection with obtaining such refund) to the next installment(s) of Additional Rent.

          (b)   The rendering of a Statement for any year shall not preclude Landlord from issuing a correction thereto at a later time, including a correction for items not included in the original Statement.

ARTICLE 5

COMPLETION AND OCCUPANCY OF DEMISED PREMISES

        Section 5.1    Completion of Demised Premises.    For the purposes of Section 2.2, the Demised Premises shall be deemed available for occupancy at the earlier of the Scheduled Commencement Date, set forth in Article I. or substantial completion of Tenant Improvements, if any, described and defined in Exhibit "D" to this Lease (the "Work Letter"). Tenant Improvements. if any, shall be deemed substantially completed notwithstanding that certain minor or non-material details of construction, mechanical adjustment or decoration ("punchlist items") are incomplete. In the event Tenant Improvements are delayed by any delay, interference or hindrance (which shall include, without being limited to, any delays in the submission by Tenant of completed and approved (by Landlord) plans and specifications in respect of Tenant Improvements), directly or indirectly, of such work (1) by Tenant, Tenant's contractors or any of their employees or agents. (2) by Tenant's request for unusual or unique materials which cannot be timely delivered, (3) by any changes in such work or materials requested by Tenant and agreed to by Landlord after the Plan Delivery Date, or (4) by Tenant's failure to timely and properly perform any of its obligations imposed pursuant to the Work Letter (any of the foregoing being a "Tenant Delay"), the Demised Premises shall be conclusively deemed substantially completed and available for occupancy on the date on which the same would have occurred in the absence of such Tenant Delay, which date shall be determined by Landlord and documented to Tenant.

        Section 5.2    Occupancy of Demised Premises.    The occupancy of the Demised Premises or any part thereof for business by Tenant or anyone claiming by, under or through Tenant shall be conclusive evidence that (a) Tenant accepts possession; (b) the Demised Premises were in good and satisfactory condition, subject to latent defects; and (c) Tenant Improvements, if any, were completed to Tenant's satisfaction at the time such occupancy was so taken, subject to punchlist items, if any, indicated on a list delivered by Tenant to Landlord on or before the date Tenant takes occupancy of the Demised Premises.

ARTICLE 6

CONDUCT OF BUSINESS BY TENANT

        Section 6.1    Use of Demised Premises.    Tenant shall use the Demised Premises during the Term solely for storage, assembly and distribution of lawful merchandise, and for no other purpose.

        Section 6.2    Compliance with Laws and Requirements of Public Authorities.

          (a)   At all times during the Term, Tenant shall give prompt notice to Landlord of any notice Tenant receives of any violation of any law or requirement of a governmental authority affecting the Demised Premises or the Property or any regulation of the board of fire underwriters having jurisdiction over the Property ("Applicable Law"), and, at its sole cost and expense, shall comply with all Applicable Laws, arising from or relating to (1) Tenant's use of the Demised Premises; (2) the manner or conduct of Tenant's business or operation of its installations, equipment or other property therein; (3) any cause or condition created by or at the insistence of Tenant; or (4) breach of any of Tenant's obligations hereunder, otherwise such compliance shall be at Landlord's expense.

          (b)   Tenant shall not do, permit or suffer any act or thing to be done which is injurious to the Property or the Demised Premises, which is immoral, a nuisance, contrary to Applicable Law or in violation of the certificate of occupancy issued for the Building or which would result in the cancellation of, or any increase in premiums for, insurance maintained by Landlord with respect to the Property or the Demised Premises.

          (c)   Tenant shall not use, maintain or allow the use or maintenance of the Demised Premises or any part thereof to treat, store, dispose of, transfer, release, convey or recover Hazardous Materials (as hereinafter defined) nor shall Tenant otherwise, in any manner, possess or allow the possession of any Hazardous Materials on or about the Demised Premises; provided, however, any Hazardous Material lawfully permitted and generally recognized as necessary and appropriate for general office use may be stored and used on the Demised Premises so long as (i) such storage and use is in the ordinary course of Tenant's business permitted under this Lease, (ii) such storage and use is performed in compliance with all applicable laws and in compliance with the customary standards prevailing in the industry for the storage and use of such materials; and (iii) Tenant delivers prior written notice to Landlord of the identity of and information regarding such materials as Landlord may require. "Hazardous Materials" shall mean any solid, liquid or gaseous waste, substance or emission or any combination thereof which may (i) cause or significantly contribute to an increase in mortality or serious illness, or (ii) pose the risk of a substantial present or potential hazard to human health, to the environment or otherwise to animal or plant life, and shall include without limitation hazardous substances and materials described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; the Resource Conservation and Recovery Act, as amended; and any other applicable federal, state or local laws. Tenant shall immediately notify Landlord of the presence or suspected presence of any Hazardous Materials on or about the Demised Premises and shall deliver to Landlord any notice received by Tenant relating thereto, Landlord represents that, to the best of its knowledge, there are no Hazardous Materials located at the Premises as of the date hereof.

          (d)   Tenant agrees that it shall not keep, use, sell or offer for sale in or upon the Demised Premises any article which may be prohibited by any then available standard forms of fire insurance policies with extended coverage Tenant agrees to pay to Landlord any increase in premiums for insurance maintained by Landlord with respect to the Demised Premises or the Property resulting from the use of the Demised Premises by Tenant, whether, or not Landlord has consented to such use.

          (e)   Tenant shall pay all costs, expenses, fines, penalties or damages which may be imposed upon Landlord by reason of Tenant's failure to comply with the provisions of this Section 6.2.

        Section 6.3    Rules and Regulations.    Tenant and its agents, employees, contractors and invitees shall faithfully observe and comply with the rules and regulations attached hereto as Exhibit C and incorporated herein by this reference, and such reasonable changes thereto, whether by modification, elimination or addition, as Landlord may, at any time and from time to time, make in respect of the Demised Premises and/or the Property (the "Rules and Regulations"). Such changes shall be effective upon notice thereof from Landlord to Tenant. In the case of any conflict or inconsistency between the provisions of this Lease and any of the Rules and Regulations, as originally promulgated or as changed, the provisions of this Lease shall control. Nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations, or the provisions in any other lease, as against any other tenant, provided, however, that Landlord shall not enforce the Rules and Regulations so as unjustly to discriminate against Tenant. Landlord shall not be liable to Tenant for the nonperformance or violation thereof by any other tenant or anyone else.

ARTICLE 7

COMMON AREA

        Section 7.1    Control of Common Area.

          (a)   As used in this Lease, the term "Common Area" shall mean that part of the Property designated by Landlord for the common use of all tenants, which includes parking areas, sidewalks, landscaping, curbs, driveways, private streets and alleys, lighting facilities and the like. Landlord grants Tenant a nonexclusive license for the Term, to use in common with the invitees of Landlord and Tenant and such other persons as Landlord and Tenant shall designate, the Common Area, subject to the terms and conditions of this Lease and to the Rules and Regulations.

          (b)   Landlord reserves the right, at any time and from time to time, without incurring any liability to Tenant therefore, to change the arrangement, dimensions and/or location of parking areas or other parts of the Common Area, subject to the provisions of Exhibit E.

        Section 7.2    Parking.    Tenant shall have only such parking rights as are provided in the Parking Rider set forth as Exhibit E attached hereto.

ARTICLE 8

REPAIRS, ALTERATIONS AND MECHANICS' LIENS

        Section 8.l    Repairs.

          (a)   Landlord shall make all necessary repairs to keep the roof, exterior walls, foundation and structural frame of the Building and the Common Area (including without limitation water and sewer pipes in the Common Area), in good order and repair, excluding, however, all repairs which Tenant is obligated to make or pay for pursuant to this Section 8.1 or which result from Tenant's negligence or willful misconduct and all repairs which any other tenant of the Building is required to make pursuant to the terms of such tenant's lease. Tenant shall give Landlord prompt notice of any defective condition in any plumbing, heating system or electrical lines located in, servicing or passing through the Demised Premises and following such notice, Landlord shall use commercially reasonable efforts where practicable to initiate all repairs promptly and to remedy the condition with due diligence, subject to unavoidable delay, but at the expense of Tenant if repairs are necessitated by any act attributable to Tenant, Tenant's servants, agents, employees, invitees or licensees; provided, however, that no liability of Landlord to Tenant shall accrue hereunder unless and until Tenant has given notice to Landlord of the specific condition requiring repair.

          (b)   Tenant, at its sole cost and expense, shall take good care of the Demised Premises, including all Building equipment and HVAC and other systems located therein and serving the Demised Premises and plate glass, floors, windows and doors, and Tenant's property and fixtures. Tenant, at its expense, shall obtain a preventative maintenance contract on the HVAC system, the form and contractor under which shall be subject to Landlord's reasonable approval. Tenant shall provide Landlord with an executed copy of the preventative maintenance contract no later than ninety (90) days after the Commencement Date. The preventative maintenance contract shall provide for the inspection and maintenance of the HVAC system on not less than a semi-annual basis. All repairs made by or on behalf of Tenant shall be made and performed in accordance with the provisions of Section 8.2 and shall be at least equal in quality and design to the original construction of the Demised Premises and the Building. If Tenant fails to proceed with due diligence to make repairs required to be made by Tenant, and such failure shall continue for 10 days after notice from Landlord, the same may be made by Landlord at the expense of Tenant and the amount so incurred by Landlord shall be paid to Landlord by Tenant immediately upon submission of a bill or statement therefore by Landlord.

        Section 8.2    Alterations.    Tenant shall not make any alterations, additions or improvements (collectively, "Alterations") in or to the Demised Premises without Landlord's prior written consent, which shall not be unreasonably withheld, conditioned or delayed. Tenant shall only utilize contractors approved by Landlord. Tenant shall, before making any Alterations, at its expense, obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof and shall deliver promptly duplicates of all such permits, approvals and certificates to Landlord, and Tenant agrees to carry, and to cause Tenant's contractors and sub-contractors to carry such workmen's compensation, general liability, personal and property damage insurance as Landlord may reasonably require. Upon completion of any Alterations, Tenant shall deliver to Landlord one set of "as-built" plans and specifications therefore. All fixtures and all paneling, partitions, railing and like Alterations, installed in the Demised Premises, either by Tenant or by Landlord on Tenant's behalf, shall become the property of Landlord and shall remain upon and be surrendered with the Demised Premises upon the expiration or earlier termination of the Lease, unless Landlord, by notice to Tenant given at the time Tenant requests approval to make such Alterations elects to have them removed by Tenant, in which event, the same (including, without being limited to, Tenant Improvements and other Alterations in connection with Tenant's initial occupancy of the Demised Premises) shall be removed from the Demised Premises by Tenant. Notwithstanding the foregoing, at the time Tenant requests Landlord's consent to a contemplated Alteration, Landlord shall determine whether or not such Alteration will be required to be removed upon the expiration or earlier termination of this Lease. Upon receipt of such request from Tenant, Landlord shall notify Tenant at the time Landlord consents to such Alteration whether or not Landlord will require removal upon the expiration or earlier termination of this Lease. Nothing in this section shall be construed to give Landlord title to or to prevent Tenant's removal of trade fixtures, moveable office furniture and equipment, but upon removal of any such equipment and fixtures from the Demised Premises or upon removal of other installations as may be required by Landlord, Tenant shall immediately and at its expense, repair and restore the Demised Premises to the condition existing prior to installation (subject to ordinary wear and tear) and repair any damage to the Demised Premises or the Property due to such removal. All property that was permitted or required to be removed by Tenant at the end of the Term but which remains in the Demised Premises for 10 days after Tenant vacates the Demised Premises shall be deemed abandoned and may, at the election of Landlord, either be retained as Landlord's property or may be removed from the Demised Premises by Landlord at Tenant's expense.

        Notwithstanding the foregoing, Tenant may perform Alterations to the interior of the Demised Premises without Landlord's prior written consent provided such Alterations (or the performance thereof) do not (i) affect the mechanical, electrical, HVAC, life safety, or other Building operating systems, (ii) affect the structural components of the Building or require penetration of the floor or ceiling of the Demised Premises or (iii) involve the use or disturbance of any Hazardous Materials, and further provided that Tenant gives Landlord prior written notice of such alterations and further provided that such Alterations (and the performance thereof) shall otherwise be in compliance with the provisions of this Section 8.2 (except for the requirement of Landlord's consent).

        Section 8.3    Mechanics' Liens.    Tenant shall (a) pay before delinquency all costs and expenses of work done or caused to be done by Tenant in the Demised Premises; (b) keep the title to the Property and every part thereof free and clear of any lien or encumbrance in respect of such work; and (c) indemnify and hold harmless Landlord against any claim, loss, cost, demand (including reasonable legal fees), whether in respect of liens or otherwise, arising out of the supply of material, services or labor for such work. Tenant shall immediately notify Landlord of any lien, claim of lien or other action of which Tenant has or reasonably should have knowledge and which affects the title to the Property or any part thereof, and shall cause the same to be removed within 15 days (or such additional time as Landlord may consent to in writing). If Tenant shall fail to remove same within said time period, Landlord may take such action as Landlord deems necessary to remove the same and the entire cost thereof, including but not limited to attorneys' fees and costs, shall be immediately due and payable by Tenant to Landlord as Additional Rent, and such amount shall bear interest at the Default Rate. Nothing contained in this Section 8.3 or elsewhere in this Lease shall be deemed or construed in any way as giving Tenant any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to the filing of a materialmen's, mechanics' or other lien against the Demised Premises or any other portion of the Property.

ARTICLE 9

UTILITIES AND BUILDING SERVICES

        Section 9.1    Utilities and Building Services.    Tenant shall obtain in its own name and shall pay directly to the appropriate supplier the cost of all utilities and services serving the Demised Premises, including but not limited to, natural gas, heat, light, electrical power, telephone, janitorial service, refusal disposal and other utilities and services. If, however, any such services or utilities are jointly master-metered (i.e., water and sewer charges) Tenant shall pay Tenant's Proportionate Share of said charges as part of Operating Costs.

        Section 9.2    Interruption of Services.    Landlord does not covenant that utility or other Building services will be free from interruptions caused by repairs, improvements, changes of service, alterations, strikes, lockouts, labor controversies, accidents, inability to obtain fuel, water or supplies or any other cause beyond the reasonable control of Landlord. No such interruption of service shall be deemed a constructive eviction or disturbance of Tenant's use and possession of the Demised Premises or any part thereof, or otherwise render Landlord liable to Tenant for damages, by abatement of rent or otherwise, or otherwise relieve Tenant from performance of Tenant's obligations under this Lease Tenant hereby waives and releases all claims against Landlord for damages for interruption or stoppage of such services which are beyond the reasonable control of Landlord.

ARTICLE 10

PROPERTY AND OTHER TAXES

        Section 10.1    Tenant's Property.    In addition to the Rent and other charges to be paid by Tenant hereunder. Tenant shall reimburse Landlord, upon demand, for any and all taxes payable by Landlord whether or not now customary or within the contemplation of the parties hereto, levied, assessed or imposed (l) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Demised Premises or any portion thereof, (2) upon the measured value of Tenant's personal property owned, installed, used or located in the

Demised Premises, it being the intention of Landlord and Tenant that, to the extent possible, such personal property taxes shall be billed to and paid directly by Tenant, (3) upon the leasehold interest or any right of occupancy of Tenant in the Demised Premises, or (4) upon this transaction. Any reimbursement referred to above shall be collectible by Landlord as Additional Rent hereunder.

        Section 10.2    Increased Value of Improvements.    If the alterations and Tenant Improvements in the Demised Premises, whether installed or paid for by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which improvements conforming to Landlord's "Building Standard" in other space in the Building are assessed, then the real property taxes and assessment levied against Landlord, or against the Building or any portion thereof, by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of Section 10.1 above. If the records of the tax assessor having jurisdiction over the Building are available and sufficiently detailed to serve as a basis for determining whether such improvements are assessed at a higher valuation than Landlord's "Building Standard," such records shall be binding on both Landlord and Tenant, otherwise, the actual cost of construction shall be the basis for such determination.

ARTICLE 11

INSURANCE AND INDEMNITY

        Section 11.1    Tenant's Insurance.    At all times Tenant shall keep in full force and effect a policy of comprehensive public liability and property damage insurance with respect to the Demised Premises, in such limits as may he reasonably required from time to time by Landlord. The limits of public liability insurance on the Commencement Date shall be not less than $3,000.000 for death or injury to any number of persons or for property damage, for each occurrence. In no event shall the limits of any coverage maintained by Tenant pursuant to this Section 11.1 be considered as limiting Tenant's liability under this Lease. These policies shall name Landlord, any person, firms or corporations (including, without being limited to, any mortgagee or lessor of Landlord) designated by Landlord and Tenant as insureds, shall include blanket contractual liability coverage which insures contractual liability under the indemnifications set forth in Section 11.2 hereof and shall contain a clause that the insurer will not cancel or change the insurance without first giving Landlord 30 days prior written notice. The insurance shall be written by an insurance company, licensed and qualified to do business in the State in which the Property is located, which is reasonably acceptable to Landlord. An original copy of the policy (if requested by Landlord) or a certificate of insurance shall be delivered to Landlord promptly upon the execution and delivery of this Lease and replacement certificates (or original copies of insurance policies, if requested by Landlord) shall be delivered not less than ten (10) days prior to the expiration of any then existing coverage. The insurance which Tenant is required to maintain in force and effect under this Section 11.1 shall be primary insurance as respects Landlord (and any other additional insureds designated by Landlord) and not excess over or contributory with any other available insurance. Certificates of insurance evidencing the liability insurance coverage required under this Section 11.1 shall contain an endorsement to such effect. In addition, at all times during the Term hereof, Tenant shall procure and maintain Worker's Compensation Insurance in accordance with the laws of the State in which the Property is located.

        Section 11.2    Indemnity and Non-Liability.

          (a)   Neither Landlord nor Landlord's agents (including, without being limited, to the Managing Agent), employees, contractors, officers, trustees, directors, shareholders, partners or principals (disclosed or undisclosed) shall be liable to Tenant or Tenant's agents, employees, contractors, invitees or licensees or any other occupant of the Demised Premises, and Tenant shall save Landlord, its successors and assigns and their respective agents, employees, contractors, officers, trustees, directors, shareholders, partners and principals (disclosed or undisclosed) harmless from any loss, cost, liability, claim, damage, expense (including reasonable attorneys' fees and disbursements), penalty or fine incurred in connection with or arising from any injury to Tenant or to any other person or for any damage to, or loss (by theft or otherwise) of, any of Tenant's property or of the property of any other person, irrespective of the cause of such injury, damage or loss (including the acts or negligence of any tenant or of any owners or occupants of adjacent or neighborhood property or caused by operations in construction of any private, public or quasi-public work) unless due to the negligence or willful misconduct of Landlord or Landlord's agents or employees, Tenant waives, to the full extent permitted by law, any claim for consequential damages. To the extent of Tenant's insurance coverage, Landlord, and its agents and employees, shall not be liable, for any loss or damage to any person or property due to the gross negligence of Landlord, its agents or employees.

          (b)   Neither any (1) performance by Landlord, Tenant or others of any repairs, improvements, alterations, additions, installations, substitutions, betterments or decorations in or to the Property or the Building, the Building equipment and systems, the Common Areas or the Demised Premises, (2) failure of Landlord or others to make any such repairs or improvements, (3) damage to the Property or the Building, the Building equipment and systems, the Common Areas, the Demised Premises or Tenant's property, (4) injury to any persons, caused by other tenants or persons in the Building, or by operations in the construction of any private, public, or quasi-public work, or by any other cause, (5) latent defect in the Building, the Building equipment and systems, the Common Areas or the Demised Premises, nor (6) inconvenience or annoyance to Tenant or injury to or interruption of Tenant's business by reason of any of the events or occurrences referred to in the foregoing subdivisions (1) through (5) shall impose any liability on Landlord to Tenant, other than, subject to Section 24.10 hereof, such liability as may be imposed upon Landlord by law for Landlord's gross negligence or the gross negligence of Landlord's agents or employees in the operation or maintenance of the Building, the Building equipment and systems or the Common Areas or for the breach by Landlord of any express covenant of this Lease on Landlord's part to be performed.

          (c)   Tenant hereby indemnifies and holds harmless Landlord and Landlord's agents, employees, contractors, officers, trustees, directors, shareholders, partners or principals (disclosed or undisclosed) from any loss, cost, liability, claim, damage, expense (including reasonable attorneys' fees and disbursements), penalty or fine incurred in connection with or arising from (1) any default by Tenant in the performance of any of the terms of this Lease on Tenant's part to be performed, or (2) the use or occupancy or manner of use or occupancy of the Demised Premises by Tenant or any person claiming under Tenant, or (3) any acts, omissions or negligence of Tenant or any such person, or the contractors, agents, employees, invitees, licensees, assignees or sublessees of Tenant or any such person, or (4) any accident, injury or damage whatsoever caused to any person or to the property of any person and occurring in or about the Demised Premises. Tenant's obligations under this Section 11.2 shall survive the expiration or earlier termination of this Lease.

          (d)   Tenant shall pay to Landlord as Additional Rent, within 5 days after submission by Landlord to Tenant of bills or statements therefore, sums equal to all losses, costs, liabilities, claims, damages, fines, penalties and expenses referred to in this Section 11.2.

        Section 11.3    Waiver of Subrogation.    Landlord and Tenant shall each endeavor to procure an appropriate clause in, or endorsement to, each of its policies for fire and extended coverage insurance, pursuant to which the insurance company waives subrogation or consents to waiver of its right of recovery against the other party, which, in the case of Tenant, shall be deemed to include any subtenant in the Demised Premises, and having obtained such clause or endorsement of waiver of subrogation or consent to a waiver of the right of recovery, such party hereby agrees that it will not make any claim against or seek to recover from the other for any loss or damage to its property or the property of others covered by such fire or extended coverage insurance; provided, however, that the release, discharge and covenant not to sue herein contained shall be limited by the terms and provisions of the waiver of subrogation clause or endorsement, or the clause or endorsement consenting to a waiver of right of recovery, and shall be co-extensive therewith. If either party hereto shall not be able to obtain such clause or endorsement on a particular policy, then that party shall so notify the other party hereto at least 15 days prior to the date the policy is to take effect. If a party shall fail to give notice either of inability to obtain such clause or endorsement, then that party shall be deemed to have waived its right of recovery from the other party with respect to any loss or damage insured against by the policy with respect to which notice was not given as provided above.

ARTICLE 12

DAMAGE BY CASUALTY

        Section 12.1    Notice.    Tenant shall give immediate written notice to Landlord of any damage caused to the Demised Premises by fire or other casualty.

        Section 12.2    Restoration of Improvements.

          (a)   In the event the Demised Premises are damaged by fire or other casualty, Landlord shall, unless this Lease is terminated as hereinafter provided, proceed with reasonable diligence and at its sole cost and expense to repair the Demised Premises, but only to the extent of available insurance proceeds plus the deductible amount thereunder. Tenant shall promptly, at its sole cost and expense, remove such of its furniture and other belongings from the Demised Premises as Landlord shall require in order to repair and restore the Demised Premises. Until any such repairs to the Demised Premises are completed, the Fixed Rent shall be abated in proportion to the part of the Demised Premises, if any, that is unusable by Tenant in the conduct of its business. If the fire or other casualty is due to the negligence or misconduct of Tenant, its agents, employees, contractors or invitees, there shall be no abatement of Fixed Rent, and Tenant shall be liable to Landlord for the amount by which the cost of such repairs exceeds the insurance proceeds received by Landlord.

          (b)   If (1) the Demised Premises shall be (i) totally destroyed or substantially damaged, or (ii) partially destroyed or damaged by a casualty not sufficiently, in Landlord's sole judgment, covered by insurance or, even if covered by insurance, which, in Landlord's sole judgment, cannot be restored to tenantable condition within 180 days after the casualty, or (2) the Building shall be destroyed to the extent of one-quarter or more of its then value or so damaged that, in Landlord's sole judgment, substantial alteration, demolition or reconstruction of the Building shall be required, whether or not covered by Landlord's insurance, then in either such event Landlord may elect to proceed to rebuild and repair the Demised Premises or Landlord or Tenant may elect to terminate this Lease, effective upon giving notice of such election to the other party within 30 days after the occurrence of such casualty. Landlord's obligation to rebuild and repair under this Section 12.2 shall in any event be limited to restoring the Building and the Demised Premises to substantially the condition in which they existed prior to the casualty (in no event shall Landlord be required to repair any of Tenant's leasehold improvements, fixtures, equipment, furniture, furnishings and personal property) and then only to the extent that insurance proceeds shall be sufficient to pay for such restoration. Tenant agrees that, promptly after the completion of such work by Landlord, it will proceed with reasonable diligence and at its sole cost and expense to rebuild, repair and restore its fixtures, equipment and other installations.

          (c)   Tenant shall have no right to terminate this Lease in the event of the damage or destruction of the Demised Premises unless the Demised Premises is not restored within 2 0 days after the date of the casualty and hereby waives the provisions of any Applicable Law granting Tenant such right.

        Section 12.3    Damage During Last Year of Lease Term.    Without limiting Landlord's rights under Section 12.2, in the event the Building or Demised Premises shall, in Landlord's reasonable judgment, be substantially damaged during the last year of the term of this Lease, Landlord may elect either to rebuild or repair the Demised Premises or to terminate this Lease effective upon giving notice of such election, in writing, to Tenant within thirty (30) days after the happening of the fire or other casualty.

ARTICLE 13

EMINENT DOMAIN

        Section 13.1    Taking of Demised Premises.    If during the Term all of the Demised Premises shall be taken for any public or quasi-public use under any statute or by right of eminent domain, or sale-in-lieu of such taking, this Lease shall automatically terminate on the date on which the condemning authority takes possession of the Demised Premises (hereinafter called the "Date of Taking"). If so much of the Demised Premises (but less than all) is taken as shall render the Demised Premises untenantable in Landlord's and/or Tenant's reasonable judgment, Tenant and Landlord shall each have the right to terminate this Lease by giving written notice to the other party of termination within 30 days after the Date of Taking.

        Section 13.2    Partial or Temporary Taking of Building.

          (a)   If during the Term, the Building, or any portion thereof, is taken or sold as set out in Section 13.1, then (l) if in the reasonable opinion of Landlord substantial alteration or reconstruction of the Building is necessary as a result thereof, whether or not the Demised Premises are or may be affected; (2) if one-quarter or more of the value, in Landlord's sole judgment, of the Building is included in such taking or sale; or (3) if such portion of the Common Areas shall be taken as, in Landlord's sole judgment, to materially interfere or prevent access to the Building or reduce the value of the Land and the Building by more than one-quarter, then, Landlord or Tenant shall have the right to terminate this Lease by giving to the other party at least 30 days' prior written notice thereof.

          (b)   If during the Term the Building or the Common Areas, or any portion thereof shall be taken as set out in Section 13.1 for a period of less than one (1) year, this Lease shall remain in full force and effect subject to Section 13.4 hereof. If such a taking shall be for a period of one (l) year or more, then the provisions of Section 13.1 and Section 13.2(a), as the case may be, shall be applicable.

          (c)   If either party exercises its rights of termination under Section 13.1 or 13.2 (and any such right must be exercised within 30 days after the Date of Taking, failing which such right shall be deemed waived), this Lease shall terminate on the date stated in the notice, provided, however, that no termination pursuant to notice hereunder may occur later than 60 days after the Date of Taking.

        Section 13.3    Surrender.    On the date of any termination under Section 13.1 or 13.2, Tenant shall immediately surrender to Landlord or the condemning authority, as applicable, the Demised Premises and Tenant shall pay Landlord Rent through the date of termination (or through the Date of Taking if such date shall not be the same as the date of termination).

        Section 13.4    Rent Adjustment for Partial Taking of Demised Premises.    If any portion of the Demised Premises (but less than the whole thereof) is so taken, and no rights of termination herein conferred are timely exercised, the Term shall expire (or, in respect of a taking pursuant to Section 13.2(b) hereof, have no force and effect for the period of such temporary taking) with respect to the portion so taken on (or from) the Date of Taking In such event, the Rent thereafter payable under this Lease shall be adjusted pro rata by Landlord in order to account for the resulting reduction (either temporarily or permanently) in the number of rentable square feet in the Demised Premises.

        Section 13.5    Awards.    Upon any taking or sale described in this Article 13, Landlord shall be entitled to receive and retain the entire award or consideration for the affected lands and improvements, and except as provided below Tenant shall not have nor advance any claim against Landlord or anyone else for the value of its property or its leasehold estate under this Lease, or for the costs of removal or relocation, or business interruption expense or any other damages arising out of such taking or purchase. Nothing herein shall give Landlord any interest in or preclude Tenant from seeking and recovering on its own account a separate award from the condemning authority attributable to the taking or purchase of Tenant's trade fixtures, or the removal or relocation of its business and effects, or the interruption of its business provided that Landlord's award is not diminished thereby. If any such award made or compensation paid to either party specifically includes an award or amount for the other, the party first receiving the same shall promptly account therefore to the other.

ARTICLE 14

RIGHTS RESERVED TO LANDLORD

        Section 14.1    Access to Demised Premises.    Landlord and Landlord's agents shall have the right (but shall not be obligated) to enter the Demised Premises in any emergency at any time, and to perform any acts related to the safety, protection or preservation thereof or of the Building. At other reasonable times, and upon reasonable notice, Landlord may enter the Demised Premises (l) to examine and make such repairs, replacements and improvements as Landlord may deem necessary or reasonably desirable to the Demised Premises or to any other portion of the Building (2) for the purpose of complying with laws, regulations and other requirements of governmental authorities or the provisions of this Lease, (3) for the purpose of posting notices of nonresponsibility, or (4) for the purposes of showing the same to prospective purchasers or mortgagees of the Building, and during the last 12 months of the Term or of any Extension Term, or after receipt of a First Date Termination Notice or Second Date Termination Notice, for the purpose of showing the same to prospective tenants Tenant shall permit Landlord to use and maintain and replace unexposed pipes and conduits in and through the Demised Premises and to erect new unexposed pipes and conduits therein. Landlord may, during the progress of any work in the Demised Premises, take all necessary materials and equipment into the Demised Premises and close or temporarily suspend operation of areas of the Demised Premises without such interference constituting an eviction. Tenant shall not be entitled to any damages by reason of loss or interruption of business or otherwise during such periods. During such periods, Landlord shall use reasonable efforts to minimize any interference with Tenant's use of the Demised Premises. If Tenant is not present to open and permit an entry into the Demised Premises, Landlord or Landlord's agents may enter the same whenever such entry may be necessary or permissible by master key or otherwise, provided reasonable care is exercised to safeguard Tenant's property. Such entry shall not render Landlord or its agents liable therefore, nor in such event shall the obligations of Tenant hereunder be affected.

        Section 14.2    Additional Rights    Landlord shall have the following additional rights exercisable without notice (except as provided below) and without liability to Tenant for damage or injury to property, person or business, all claims for damage being hereby released, and without effecting an eviction or disturbance of Tenant's use or possession or giving rise to any claim for setoffs, or abatement of Rent.

          (a)   To change the name, number or designation by which the Building may be known;

          (b)   To make such changes in or to the Building, including the building equipment and systems, as Landlord may deem necessary or desirable, provided that any such change does not deprive Tenant of a reasonable means of access to the Demised Premises or unreasonably interfere with the use of the Demised Premises;

          (c)   To grant to anyone the exclusive right to conduct any business or render any services (including, without being limited to, the right to designate all suppliers or persons furnishing sign painting and lettering, towels, vending machines or toilet supplies used or consumed on the Demised Premises) in the Building, provided such exclusive right shall not operate to exclude Tenant from the use expressly permitted by Article 6, and further provided that Tenant may enter into agreements with suppliers or vendors of its choice, provided same are approved by Landlord, which approval shall not be unreasonably withheld, delayed or qualified.

          (d)   To perform any act, obligation or other commitment required of or by Tenant which Tenant has not performed for any reason whatsoever (including, without being limited to, obtaining insurance coverage), and to charge Tenant as Additional Rent all reasonable costs and expenses incurred by Landlord for such performance, together with interest thereon at the Default Rate from the dates of Landlord's expenditures until paid.

ARTICLE 15

ASSIGNMENT AND SUBLETTING

        Section 15.1    Consent Required.

          (a)   Tenant shall not, voluntarily or involuntarily, by operation of law or otherwise (i) assign, mortgage, pledge, encumber or in any manner transfer this Lease in whole or in part or (ii) sublet all or any part of the Demised Premises, or allow any other person to occupy all or any part thereof, without the prior written consent of Landlord in each instance, and any attempt to do any of such acts without such consent shall be null and void and of no effect. Along with Tenant's request, Tenant shall pay Landlord Five Hundred and No/100 Dollars ($500.00) to cover Landlord's expenses in reviewing said request. A transfer of control of Tenant, including, without being limited to, a transfer of stock or partnership interest or the merger, consolidation, sale of all or substantially all of the other assets of Tenant or other corporate or other reorganization of Tenant (whether or not Tenant shall be the surviving entity), shall be deemed an assignment under this Lease and shall be subject to all the provisions of this Article, including the requirement of obtaining Landlord's prior consent; provided, however, such consent shall not be required provided the resultant entity (i) has a net worth equal to or greater than Tenant, and (ii) acknowledges in writing it shall remain bound by the terms of this Lease. The consent by Landlord to any assignment, mortgage, pledge, encumbrance, transfer or subletting shall not constitute a waiver of the necessity for such consent to any subsequent assignment, mortgage, pledge, encumbrance, transfer or subletting.

          (b)   In the event Tenant desires to assign this Lease or sublet all or a portion of the Demised Premises, Tenant shall submit to Landlord, (a) the proposed sublease or assignment, which is not to commence prior to thirty (30) days from the date the submission to Landlord occurs, and (b) sufficient information to permit Landlord to determine the acceptability, financial responsibility, and character of subtenant or assignee.

          (c)   Within thirty (30) days after receipt of the materials and information set forth in Section 15.l(b), Landlord shall respond by, either: (a) granting or refusing its consent to the proposed sublease or assignment, as provided in Section 15.l(d); (b) terminating this Lease on the date the assignment was to commence; or (c) as to a sublease, terminating this Lease for only the portion of the Demised Premises to be subleased (the "Subject Premises") as of the date on which the sublease was to commence. Tenant shall remain liable for all payments due under this Lease through the date of termination even though such amounts may be billed subsequent to termination.

          (d)   If Landlord does not terminate this Lease in the case of a proposed assignment or terminate the Lease as to the Subject Premises pursuant to Section 15.l(c), Landlord shall not unreasonably withhold, condition or delay its consent to the proposed sublease or assignment. Such consent shall be deemed to be reasonably withheld if, (i) in the judgment of Landlord the subtenant or assignee is of a character or engaged in a business which is not in keeping with the standards of Landlord for the Building; (ii) in the judgment of Landlord the purposes for which the subtenant or assignee intends to use the Demised Premises or Subject Premises, as the case may be, are not in keeping with the standards of Landlord for the Building or the terms of this Lease, or are in violation of the terms of any other lease in the Building; (iii) Tenant is in default under this Lease; (iv) the Subject Premises or the remaining balance of the Demised Premises, if any, is not regular in shape with appropriate means of ingress and egress and suitable for normal renting purposes; (v) the proposed subtenant or assignee is either a governmental unit (or subdivision or agency thereof) or a present occupant of or negotiating for space in the Building, (vi) the assignee or sublessee is not, in the sole judgment of Landlord, solvent; (vii) in the judgment of Landlord such a sublease or assignment would violate any term, condition, covenant, or agreement of the Landlord involving the Building, or any other tenant's lease within it; (viii) the proposed use or occupancy of the Demised Premises or Subject Premises, as the case may be, by the assignee or sublessee would either violate any applicable law, statute, ordinance, code or regulation or would impose any obligation upon Landlord to comply with any of the foregoing or increase Landlord's obligation to comply with any of the foregoing, or (ix) any such proposed sublease or assignment would cause a breach of the ERISA representations set forth in Section 24.14 below. Notwithstanding anything to the contrary contained in this Lease, Tenant's sole right and remedy in any dispute as to whether Landlord's consent to a proposed sublease or proposed assignment has been unreasonably withheld shall be an action for declaratory judgment or specific performance and Tenant shall not be entitled to any damages if Landlord is adjudged to have unreasonably withheld such consent.

          (e)   if Landlord grants consent to any assignment or sublease hereunder, it shall be upon and subject to the following terms; (i) the terms and conditions of this Lease shall in no way be deemed modified, abrogated or amended; (ii) Tenant shall pay Landlord a reasonable fee (not to exceed $1,000.00) determined by Landlord for each sublease or assignment submitted; and (iii) the consent shall not be deemed a consent to any further subletting or assignments by either Tenant, subtenants or assignees. In addition to the foregoing conditions, if Tenant shall assign this Lease, the assignee shall expressly assume all obligations of Tenant hereunder in a written instrument satisfactory to Landlord and furnished to Landlord by Tenant not later than fifteen (15) days prior to the effective date of the assignment; if Tenant shall sublease any portion or all of the Demised Premises as permitted herein, Tenant shall obtain and furnish to Landlord, not later than fifteen (15) days prior to the effective date of such sublease and in form satisfactory to Landlord, the written agreement of such subtenant to the effect that the subtenant will attorn to Landlord, at Landlord's option and written request, in the event this Lease terminates before the expiration of the sublease. Tenant shall not be released from any obligations or liabilities under this Lease as a result of any assignment of this Lease or sublet of all or any portion of the Demised Premises.

          (f)    If Tenant shall assign this Lease or sublet all or any portion of the Demised Premises pursuant to the terms of this Article 15, then Tenant shall pay Landlord as additional Rent, one-half of the excess payments or other economic consideration whether denominated as rent or otherwise (together with escalations) payable to Tenant under the sublease or assignment which might be in excess of the Fixed Rent plus Additional Rent payable to Landlord under this Lease (or, if only a portion of the Demised Premises is being sublet, the excess payments or other economic consideration allocable on a rentable square footage basis to the space sublet), after Tenant has recovered its marketing, legal, brokerage and other costs associated with the assignment or sublease.

ARTICLE 16

BANKRUPTCY

        Section 16.1    Bankruptcy.    If at any time after the execution and delivery of this Lease, there shall be filed by or against Tenant in any court pursuant to any statute either of the United States or of any State a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee or conservator of all or a portion of Tenant's property, or if Tenant makes an assignment for the benefit of creditors, this Lease, (a) if such event shall occur prior to the Commencement Date, shall ipso facto be cancelled and terminated, or (b) if such event shall occur on or after the Commencement Date, at the option of Landlord to be exercised within 60 days after notice of the happening of any one or more of such events, may be cancelled and terminated, and in any such event of termination neither Tenant nor any person claiming through or under Tenant or by virtue of any statute or of an order of any court shall be entitled to possession or to remain in possession of the Demised Premises but shall forthwith quit and surrender the Demised Premises, and Landlord, in addition to the other rights and remedies granted by virtue of any other provision in this Lease or by virtue of any statute or rule of law, may retain as damages any Rent, Security Deposit, or moneys received by it from Tenant or others on behalf of Tenant.

        Section 16.2    Measure of Damages.    In the event of the termination of this Lease pursuant to Section 16.1 above, Landlord shall be entitled to the same rights and remedies as set forth in Article 17.

ARTICLE 17

DEFAULT

        Section 17.1    Events of Default.    This Lease and the Term and estate hereby granted are subject to the limitation that:

          (a)   whenever Tenant shall have failed to pay any installment of Rent, or any portion thereof when the same shall be due and payable, and Tenant shall have failed to pay same for a period of three (3) business days after receipt of notice from Landlord regarding such failure to pay; provided, however, Landlord shall not be required to give Tenant more than two (2) such failure to pay notices in any twelve (12) month period and if a third (3rd) payment default occurs within said 12 month period, no notice of default shall be required; or

          (b)   whenever Tenant shall have failed to comply with, shall have violated or shall be in default in the performance of any other provision of this Lease and Tenant shall have failed to cure such default (except a default under Section 17.l(e)) within 15 days after notice from Landlord of such noncompliance, violation or default (in the case of a default which cannot with due diligence be cured within a period of 15 days, Tenant shall have such additional time, to cure same as may reasonably be necessary, provided Tenant commences curing such default within the 15 day period and proceeds promptly, effectively, continuously and with due diligence to cure such default after delivery of said notice); or

          (c)   whenever Tenant shall vacate or abandon the Demised Premises and leave same vacated or abandoned for a period of 15 days, unless Tenant has received Landlord's prior written consent to same, which consent shall not be unreasonably withheld, but in all instances Tenant must have made arrangements reasonably acceptable to Landlord to ensure (i) that Tenant's insurance for the

  Premises will not be voided or canceled with respect to the Premises as a result of such vacancy, (ii) that the Premises are secured and not subject to vandalism, (iii) that the Premises will be properly maintained after such vacation (including without limitation running the HVAC system), and (iv) that Tenant continues to pay timely all rent and other sums due under this Lease to Landlord. Tenant shall inspect the Premises at least once each month and report monthly in writing to Landlord on the condition of the Premises, or

          (d)   whenever Tenant shall do or permit to be done anything which creates a lien upon the Demised Premises and/or the Building, or any part thereof; or

          (e)   whenever any warranty, representation or statement made or furnished by Tenant to Landlord at any time in connection with this Lease or any other agreement to which Tenant and Landlord are parties is determined to have been false or misleading in any material respect when made or furnished, then same shall constitute an Event of Default and, regardless and notwithstanding the fact that Landlord has or may have some other remedy under this Lease or by virtue hereof, or in law or in equity, Landlord may give to Tenant a notice (the "Termination Notice") of intention of Landlord to end the term of this Lease specifying a day not less than five (5) days thereafter and, upon the giving of the Termination Notice, this Lease and the Term and estate hereby granted shall expire and terminate upon the day so specified in the Termination Notice as fully and completely and with the same force and effect as if the day so specified were the Expiration Date and all rights of Tenant shall terminate and Tenant shall remain liable for damages as hereinafter provided. From and after any date upon which Landlord is entitled to give a Termination Notice, Landlord, without further notice and with or without giving such Termination Notice, may enter upon, re-enter, possess and repossess itself of the Demised Premises, by force, summary proceedings, ejectment or otherwise, and may dispossess and remove Tenant and all other persons and property from the Demised Premises and may have, hold and enjoy the Demised Premises and the right to receive all rental and other income of and from the same. As used in this Lease the words "enter" and "re-enter" are not restricted to their technical legal meanings.

        Upon and after such entry into possession Landlord may relet the Demised Premises, or any part thereof, for the account of Tenant, to any person, firm or corporation, other than Tenant, for such rent, for such time and upon such terms as Landlord, in Landlord's sole discretion, shall determine, and Landlord shall not be required to accept any tenant offered by Tenant or to observe any instruction given by Tenant about such reletting.

        Section 17.2    Damages.

          (a)   Tenant covenants and agrees that in the event of the termination of this Lease or re-entry by Landlord, under, any of the provisions of this Article 17 or pursuant to law, by reason of default hereunder on the part of Tenant, Tenant shall pay to Landlord, as damages with respect to this Lease, at the election of Landlord,

            (1)   a sum which at the time of such termination of this Lease or at the time of any re-entry by Landlord, as the case may be, represents the present value of the excess, if any, of:

              (i)    the aggregate of the Rent which would have been payable by Tenant for the period commencing with such earlier termination of this Lease or the date of any such re-entry, as the case may be, and ending with the Expiration Date of this Lease, had this Lease not so terminated or had Landlord not so re-entered the Demised Premises over

              (ii)   the aggregate fair market rental value of the Demised Premises for the same period; or

            (2)   sums equal to the Rent which would have been payable by Tenant had this Lease not so terminated, or had Landlord not so re-entered the Demised Premises, payable upon the days specified in this Lease following such termination or such re-entry and until the Expiration Date of this Lease, provided, however, that if the Demised Premises shall be leased or re-let during said period. Landlord shall credit Tenant with the net rents, if any, received by Landlord from such leasing or re-letting, such net Rent to be determined by first deducting from the gross rents as and when received by Landlord from such leasing or re-letting the expenses incurred or paid by Landlord in terminating this Lease or of re-entering the Demised Premises and of securing possession thereof, as well as the expense of leasing and re-letting, including altering and preparing any portion of the Demised Premises for new tenants, brokers' commissions and all other expenses properly chargeable against the Demised Premises and the rental therefrom; but in no event shall Tenant be entitled to receive any excess of such net rents over the Rent, payable by Tenant to Landlord hereunder.

          (b)   Suit or suits for the recovery of any and all damages, or any installments thereof, provided for hereunder may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the term of this Lease would have expired if it had not been terminated under the provisions of this Article 17, or under provisions of any law, or had Landlord not re-entered the Demised Premises.

          (c)   Nothing herein contained shall be construed as limiting or precluding the recovery by Landlord against Tenant of any damages to which Landlord may lawfully be entitled in any case other than those particularly provided for above.

        Section 17.3    Waiver of Jury Trial.    To the fullest extent permitted by the applicable law, the parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease or the interpretation thereof, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Demised Premises, and/or any claim of injury or damage.

        Section 17.4    Default by Landlord.

          (a)   Landlord shall be in default under this Lease if Landlord fails to perform any of its material obligations hereunder and said failure continues for a period of thirty (30) days after Tenant delivers written notice thereof to Landlord and each mortgagee who has a lien against any portion of the Property and whose name and address has been provided to Tenant, provided that if such failure cannot reasonably be cured within said thirty (30) day period. Landlord shall not be in default hereunder if the curative action is commenced within said thirty (30) day period and thereafter is diligently pursued until cured. In no event shall (i) Tenant claim a constructive or actual eviction or that the Demised Premises have become unsuitable hereunder, or (ii) a constructive or actual eviction or breach of the implied warranty of suitability be deemed to have occurred under this Lease, prior to the expiration of the notice and cure periods provided under this Section 17.4.

          (b)   Tenant's sole and exclusive remedy for default under this Lease by Landlord shall be to pursue one of the following: (i) sue for specific performance, or (ii) obtain injunctive relief. Notwithstanding anything to the contrary contained herein or inferred herefrom, Tenant hereby waives any and all rights it may have to terminate this Lease on account of any breach by Landlord under this Lease, except as specifically provided in Sections 2.2(a) and 12.2.

ARTICLE 18

SURRENDER

        Section 18.1    Possession.    Upon the expiration or earlier termination of this Lease, Tenant shall immediately quit and surrender possession of the Demised Premises in as good a state and condition as they were when entered into, reasonable wear and tear and casualty damage excepted. Upon such surrender, all right, title and interest of Tenant in the Demised Premises shall cease.

        Section 18.2    Merger.    The voluntary or other surrender of this Lease by Tenant or the cancellation of this Lease by mutual agreement of Tenant and Landlord shall not work a merger, but shall, at Landlord's option, terminate all or any subleases and subtenancies or operate as an assignment to Landlord of all or any subleases or subtenancies. Landlord's option hereunder shall be exercised by notice to Tenant and all known sublessees or subtenants in the Demised Premises or any part thereof.

ARTICLE 19

HOLDING OVER

        Section 19.1    Holding Over.    If Tenant retains possession of the Demised Premises or any part thereof after the expiration or earlier termination of this Lease, Tenant shall pay as Rent a sum equal to 1.5 times the amount, including Fixed Rent and Additional Rent hereunder, payable for the month preceding such holding over computed on a daily basis for each day that Tenant remains in possession. Tenant shall also be liable for and shall pay to Landlord, all damages, consequential as well as direct, sustained by reason of Tenant's holding over. The provisions of this section do not waive Landlord's right of re-entry or right to regain possession by actions at law or in equity or any other rights hereunder, and any receipt of payment by Landlord shall not be deemed a consent by Landlord to Tenant's remaining in possession or be construed as creating or renewing any lease or right of tenancy between Landlord and Tenant.

ARTICLE 20

REMEDIES CUMULATIVE

        Section 20.1    No Waiver.    No waiver by Landlord or Tenant of a breach of any covenants, agreements, obligations or conditions of this Lease shall be construed to be a waiver of any future breach of the same or any other covenant, agreement, obligation or condition hereof. No receipt of money by Landlord from Tenant after notice of default, or after the termination of this Lease or the commencement of any suit or final judgment of possession of the Demised Premises, shall reinstate, continue or extend the term of this Lease or affect any notice, demand or suit. The rights and remedies hereby created are cumulative, and the use of one remedy shall not be construed to exclude or waive the right to the use of another, or exclude any other right or remedy allowed by law.

ARTICLE 21

ESTOPPEL CERTIFICATE, SUBORDINATION, ATTORNMENT

        Section 21.1    Estoppel Certificate.    Tenant shall at any time upon the request of Landlord, execute and deliver in recordable form and in substance satisfactory to Landlord, an estoppel certificate certifying: the date Tenant accepted occupancy of the Demised Premises; the date to which Rent has been paid, the amount of any Security Deposit; that this Lease is in full force and effect and has not been modified or amended (or if modified or amended, describing the same) and that there are no defenses or offsets thereto or defaults of Landlord under this Lease (or if any be claimed, describing the same); and such other matters as Landlord may reasonably request. Tenant's failure to deliver such certificate within ten (10) days of the demand therefor shall be a default hereunder.

        Section 21.2    Subordination.    This Lease is and shall be subject and subordinate to all ground or underlying leases, mortgages and deeds of trust which now or hereafter affect the Land, Building and/or any ground or underlying leases thereof and to all renewals, modifications, consolidations, replacements and extensions thereof; provided, however, that notwithstanding such subordination, so long as Tenant is not in default under any of its obligations under this Lease, Tenant's quiet enjoyment of the Demised Premises pursuant to the terms and conditions of this Lease shall not be disturbed by the holder of any such superior instrument. The provisions of this section shall be automatic and shall not require any further action. In confirmation of such subordination, Tenant will execute and deliver upon demand of Landlord any and all instruments reasonably requested by Landlord and reasonably acceptable to Tenant in form and content subordinating this Lease to such lease, mortgage or deed of trust. Landlord is hereby irrevocably appointed and authorized as agent and attorney-in-fact of Tenant to execute and deliver all such subordination instruments in the event Tenant fails to execute and deliver said instruments within five (5) days after notice from Landlord requesting the execution thereof.

        Section 21.3    Attornment.    Tenant agrees that, at the option of the landlord under any ground lease now or hereafter affecting the real property of which Demised Premises forms a part, Tenant shall attorn to said landlord in the event of the termination or cancellation of such ground lease and if requested by said landlord, enter into a new lease with said landlord (or a successor ground-lessee designated by said landlord) for the balance of the term then remaining hereunder upon the same terms and conditions as those herein provided.

        Section 21.4    Mortgages.    Tenant covenants and agrees that, if by reason of default under any mortgage or deed of trust which may now or hereafter affect the Land and/or the Building, the mortgagee thereunder enters into and becomes possessed of the said mortgaged property either through possession or foreclosure action or proceeding, or in the event of the sale of the said mortgaged property as a result of any action or proceeding to foreclosure the said mortgage, Tenant will attorn to the mortgagee or such then owner as its landlord under this Lease. Tenant agrees to execute and deliver, at any time and from time to time, upon the request of the mortgagee or the then owner of the said mortgaged property of which the Demised Premises forms a part any instrument which may be necessary or appropriate to evidence such attornment and Tenant hereby appoints the mortgagee or the then owner of the said mortgaged property the attorney-in-fact, irrevocable, of Tenant to execute and deliver for and on behalf of Tenant any such instrument. Tenant further waives the provisions of any statute or rule of law now or hereafter in effect which may give or purport to give Tenant any right of election to terminate this Lease or to surrender possession of the Demised Premises.

ARTICLE 22

QUIET ENJOYMENT

        Section 22.1    Quiet Enjoyment.    Landlord covenants and agrees with Tenant that upon payment by Tenant of the Rent hereunder and upon the observance and performance of all of the terms, covenants and conditions on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the Demised Premises, free of all claims from Landlord, but subject, nevertheless, to the terms and conditions of this Lease (including, without being limited to, the provisions of Article 21).

ARTICLE 23

NOTICES

        Section 23.1    Notices.    Whenever any notice or consent is required or permitted hereunder, such notice or consent shall be in writing. Any notice or document required or permitted to be delivered hereunder shall be deemed to be delivered (a) upon receipt or refusal of receipt when sent by recognized overnight courier or (b) upon receipt or refusal of receipt when deposited in the United States Mail, postage prepaid, Registered or Certified Mail, Return Receipt Requested, addressed to the parties hereto at the addresses set forth in Article 1, or at such other addresses as they have theretofore specified by written notice delivered in accordance herewith.

ARTICLE 24

MISCELLANEOUS PROVISIONS

        Section 24.1    Time.    Time is and shall be of the essence of this Lease and all its provisions.

        Section 24.2    Applicable Law and Construction.

          (a)   This Lease shall be governed by and construed under the laws of the State in which the Property is located.

          (b)   The necessary grammatical changes required to make the provisions of this Lease apply in the plural sense where there is more than one tenant and to either corporations, associations, partnerships or individuals, males or females, shall in all instances be assumed as though fully expressed. If there is more than one person or entity who or which are Tenant under this Lease, the obligations imposed upon Tenant under this Lease shall be joint and several. The relationship between Landlord and Tenant created hereunder shall be that of lessor and lessee and nothing herein shall be construed as creating any joint venture or partnership. The captions used in this Lease are for convenience only and do not in any way limit or amplify the terms and provisions hereof.

        Section 24.3    Parties Bound.    It is agreed that this Lease, and each and all the covenants and obligations hereof, shall be binding upon and inure to the benefit of, as the case may be, the parties hereto, their respective heirs, executors, administrators, successors and assigns, subject to all agreements and restrictions herein contained with respect to assignment or other transfer of Tenant's interest herein.

        Section 24.4    No Representations by Landlord.    Neither Landlord nor Landlord's agents have made any representations or promises with respect to the physical condition of the Property or the Building, the Demised Premises, permissible uses of Demised Premises, the rents, leases, expenses of operation or any other matter or thing affecting or related to the Demised Premises except as herein expressly set forth, and no rights, easements, or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this Lease. Tenant has inspected the Building and the Demised Premises and is thoroughly acquainted with their condition, and agrees to accept the same "as is" subject to completion of Tenant Improvements, if any. All understandings and agreements heretofore made between the parties hereto are merged in this Lease, which alone fully and completely expresses the agreement between Landlord and Tenant, and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it, in whole or in part, or a surrender of this Lease or of the Demised Premises or any part thereof or of any interest of Tenant therein unless such executory agreement is in writing and signed by Landlord and Tenant.

        Section 24.5    Brokers.    Tenant warrants that it has had no dealings with any broker, agent or any other person in connection with the negotiation or execution of this Lease other than the broker(s)

identified in Article 1. Tenant agrees to indemnify and hold harmless Landlord from and against any and all cost, expense, or liability for commissions or other compensation and charges claimed by any broker or agent (other than the broker(s) identified in Article 1) with respect to this Lease on account of Tenant's acts Landlord shall be responsible for the payment of any commissions to the broker(s) identified in Article 1 in connection with this Lease pursuant to separate agreements.

        Section 24.6    Severability.    The invalidity or unenforceability of any provision of this Lease shall not affect or impair the validity of any other provision.

        Section 24.7    Force Majeure.    In the event Landlord or Tenant shall be delayed or hindered in or prevented from the performance of any act required hereunder (but not the payment of sums due hereunder) by reason of strikes, lock-outs, labor troubles, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, war or other reason of a like nature beyond the reasonable control of Landlord or Tenant, as applicable, in performing work or doing acts required under the terms of this Lease, then performance of such act shall be extended for a period equivalent to the period of such delay.

        Section 24.8    Definition of Landlord.    As used in this Lease, the term "Landlord" shall mean only the owner, or the mortgagee in possession, for the time being, of the Building and the Land or the owner of a lease of the Building or of the Land and the Building, so that in the event of any sale of the Building or of the Land and the Building or of said Lease, or in the event of a lease of the Building or of the Land and the Building, said Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder thereafter to be performed or observed, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and any such purchaser or lessee, that such purchaser or lessee has assumed and agreed to perform and observe any and all covenants and obligations of Landlord hereunder.

        Section 24.9    No Option.    The submission of this Lease for examination or execution does not constitute a reservation of or option for the Demised Premises, and this Lease becomes effective as a lease only upon execution and delivery thereof by Landlord and Tenant.

        Section 24.10    Exculpatory Clause.    All separate and personal liability of Landlord or any trustee, director, officer, partner or principal (disclosed or undisclosed) thereof of every kind or nature, if any, is waived by Tenant, and by every person now or hereafter claiming by, through or under Tenant; and Tenant shall look solely to Landlord's estate in the Property for the payment of any claim against Landlord.

        Section 24.11    No Recording.    Tenant shall not record this Lease, or any portion or any reference hereto In the event Tenant records this Lease, or permits or causes this Lease, or any portion hereof or reference hereto to be recorded, this Lease shall terminate at Landlord's option or Landlord may declare a default hereunder and pursue any and all of its remedies provided in this Lease.

        Section 24.12    No Light, View or Air Easements.    Any diminution or shutting off of light, view or air by any structure which may be erected on lands adjacent to the Property shall in no way affect this Lease or impose any liability on Landlord.

        Section 24.13    Financial Statements.    Tenant, within 15 days after request, shall provide Landlord with a current financial statement and such other information as Landlord may reasonably request in order to create a "business profile" of Tenant and determine Tenant's ability to fulfill its obligations under this Lease Landlord, however, shall not require Tenant to provide such information unless Landlord is requested to produce the information in connection with a proposed financing or sale of the Building. Upon written request by Tenant, Landlord shall enter into a commercially reasonable confidentiality agreement covering any confidential information that is disclosed by Tenant in response to such a request.

        Section 24.14    ERISA.    Tenant hereby represents and warrants to Landlord that (i) Tenant is not a "party in interest" (within the meaning of Section 3(14) of the Employee Retirement Income Security Act of 1974, as amended) or a "disqualified person" (within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended) with respect to any retirement or pension plan of CP Commercial Properties—XIX, Inc., and (ii) no portion of or interest in the Lease will be treated as a "plan asset" within the meaning of Regulation 29 CFR Section 2510.3-101 issued by the Department of Labor.

        Section 24.15    Triple Freeport Inventory Tax Exemption.    To the extent permitted by applicable law, Tenant shall be eligible for the Triple Freeport Inventory Tax Exemption beginning January 1, 2005.

        Section 24.16    Signage.    Landlord consents to Tenant placing reasonably prominent corporate identification on Tenant's portion of the Building, subject to Landlord's prior written approval regarding size and location, and compliance with all applicable laws, ordinances, rules and regulations regarding same. Tenant will provide Landlord written plans and specifications for installation. All costs of the installation, repair and maintenance of said signage shall be the sole responsibility of Tenant. Signage attached to the Building must not be of a nature that would compromise the building's integrity, or penetrate the building envelope. Tenant shall indemnify and hold Landlord harmless for any and all damage resulting from such installation (and the subsequent removal of same), including without limitation leaks from any roof or wall penetrations.

        Section 24.17    Tenant Improvement Allowance.    Landlord shall pay an amount not to exceed $11.50 per square foot (the "Tenant Improvement Allowance") for the Tenant Improvements described in Exhibit D, inclusive of all architectural, engineering, space planning and construction management fees, as more particularly set forth in Exhibit D. Tenant is solely responsible for any costs or expenses related to the Tenant Improvements exceeding the Tenant Improvement Allowance. Tenant shall provide Landlord upon demand written proof of the immediate availability of any amount in excess of the Tenant Improvement Allowance. The Tenant Improvement Allowance shall be disbursed in monthly installments, based upon draw requests received by Landlord by no later than the tenth (10th) of the month and accompanied by appropriate payment details, invoices and lien waivers, and otherwise in accordance with the terms of Exhibit D.

        Section 24.l8    Cancellation Options.    (a) For purposes of this Section 24.18, the First Cancellation Option Date shall be the first day of the 44th month after the Commencement Date. The First Cancellation Option Notice Date shall be the date 120 days prior to the First Cancellation Option Date. The Second Cancellation Option Date shall be the first day of the 68th month after the Commencement Date. The Second Cancellation Option Notice Date shall be the date 120 days prior to the Second Cancellation Option Date.

        (b)   Provided that (i) Tenant is the Tenant originally named herein, (ii) Tenant has not assigned the Lease or sublet any of the Premises originally demised under this Lease and any space added to the Demised Premises (except to a successor entity, as permitted hereunder, or under an approved subletting), and (iii) no Event of Default exists or would exist but for the passage of time or the giving of notice, or both, Tenant shall have the option to terminate the Lease on the First Cancellation Option Date by giving written notice to Landlord of such cancellation ("First Date Termination Notice") on or before the First Cancellation Option Date. If Tenant elects to terminate the Lease Term pursuant to the immediately preceding sentence, the effectiveness of such termination will be conditioned upon Tenant paying to Landlord a Termination Fee on the First Cancellation Option Date to Landlord. The Termination Fee consists of all of the following:

  •
  Five months gross rent at the rate payable on the thirty-third (33rd) month of the Lease Term;

  •
  Any transaction fees and related termination expenses;

  •
  Any unamortized amount of the Tenant Improvement Allowance spent by the Landlord on Tenant Improvements; AND

  •
  Any unamortized amount of the commissions incurred by Landlord relating to this Lease.

        The Termination Fee is consideration for Tenant's option to terminate and will not be applied to rent or any other obligation of Tenant. Upon compliance with the foregoing, the Lease Term shall terminate on the First Cancellation Option Date as if such date were the date set for expiration of the Lease Term. If Tenant does not give the Termination Notice prior to said deadline, Tenant's right to terminate the Lease as of the First Cancellation Option Date automatically shall terminate. Time is of the essence as to the giving of the Termination Notice and the payment of the Termination Fee.

        (c)   Provided that (i) Tenant is the Tenant originally named herein, (ii) Tenant has not assigned the Lease or sublet any of the Premises originally demised under this Lease and any space added to the Demised Premises (except to a successor entity, as permitted hereunder, or under an approved subletting), and (iii) no Event of Default exists or would exist but for the passage of time or the giving of notice, or both, Tenant shall have the option to terminate the Lease on the Second Cancellation Option Date by giving written notice to Landlord of such cancellation ("Second Date Termination Notice") on or before the Second Cancellation Option Date. If Tenant elects to terminate the Lease Term pursuant to the immediately preceding sentence, the effectiveness of such termination will be conditioned upon Tenant paying to Landlord a Termination Fee on the Second Cancellation Option Date. The Termination Fee consists of all of the following:

  •
  Three months gross rent at the rate payable on the sixty-third (63rd) month of the Lease Term;

  •
  Any transaction fees and related termination expenses;

  •
  Any unamortized amount of the Tenant Improvement Allowance spent by the Landlord on Tenant Improvements; AND

  •
  Any unamortized amount of the commissions incurred by Landlord relating to this Lease.

        The Termination Fee is consideration for Tenant's option to terminate and will not be applied to rent or any other obligation of Tenant. Upon compliance with the foregoing, the Lease Term shall terminate on the Second Cancellation Option Date as if such date were the date set for expiration of the Lease Term. If Tenant does not give the Second Date Termination Notice prior to said deadline, Tenant's right to terminate the Lease as of the Second Cancellation Option Date automatically shall terminate. Time is of the essence as to the giving of the Second Date Termination Notice and the payment of the Termination Fee.

        Section 24.19    Renewal Option.    Provided that as of the time of the giving of the Extension Notice (as defined below) and the Commencement Date of the Extension Term, (as defined below) (a) Tenant (or a successor entity permitted hereunder) is the Tenant orginally named herein, (b) Tenant actually occupies all of the Premises initially demised under this Lease and any space added to the Demised Premises, and (c) no Event of Default exists or would exist but for the passage of time or the giving of notice, or both; then Tenant will have the right to extend the Lease Term two (2) times for an additional term of five (5) years each (each an "Extension Term") commencing on the day following the expiration of the Lease Term (the "Commencement Date of the Extension Term"). Tenant will give Landlord notice (the "Extension Notice") of its election to extend the term of the Lease Term at least six (6) months, but not more than nine (9) months, prior to the scheduled expiration date of the Lease Term or extended Lease term, as applicable (the "Notice Period"). If Tenant does not give the Extension Notice during the Notice Period, Tenant's right to extend the Lease Term will automatically terminate. Time is of the essence as to the giving of the Extension Notice.

        The Base Rent payable by Tenant to Landlord during each of the Extension Terms will be the then prevailing market rate for comparable space at the Property and comparable buildings in the vicinity of the Property, taking into account the size of the Lease, the length of the Extension Term, market escalations and the credit of Tenant. The Base Rent will not be reduced by reason of any costs or expenses saved by Landlord by reason of Landlord's not having to find a new tenant for such premises (including, without limitation, brokerage commissions, costs of improvements, rent concessions or lost rental income during any vacancy period). In the event Landlord and Tenant fail to reach an agreement on such rental rate and execute the Extension Amendment (defined below) at least 6 months prior to the expiration of the Lease, then Tenant's exercise of the extension option will be deemed withdrawn, and the Lease will expire at the end of the Lease Term. Except for the Base Rent as determined above, Tenant's occupancy of the Demised Premises during the Extension Term will be on the same terms and conditions (including the payment of Additional Rent) as are in effect immediately prior to the expiration of the initial Lease Term; provided, however, Tenant will have no further right to any allowances, credits or abatements or any options to expand, contract, renew or extend the Lease, except as specifically provided herein.

        Landlord will have no obligation to refurbish or otherwise improve the Demised Premises for the Extension Term. The Demised Premises will be tendered on the Commencement Date of the Extension Term in "as-is" condition. If the Lease is extended for the Extension Term, Landlord will prepare, and both parties will execute, an amendment to the Lease confirming the extension of the Lease Term and the other provisions applicable thereto (the "Extension Amendment").

        Section 24.20    Right of First Offer.    (a) Provided that as of the date of the giving of Landlord's Notice, (i) Tenant is the Tenant originally named herein, (ii) Tenant (or a successor entity permitted hereunder) actually occupies all of the Premises originally demised under this Lease and any space added to the Demised Premises, and (iii) no Event of Default exists or would exist but for the passage of time or the giving of notice, or both, if at any time during the Lease Term any lease for any space in the Building (the "Offered Space") expires, then Landlord, before offering such Offered Space to anyone, other than the tenant then occupying such space (or its affiliates), will offer to Tenant the right to include the Offered Space within the Demised Premises on the same terms and conditions upon which Landlord intends to offer the Offered Space for lease.

        (b)   Such offer will be made by Landlord to Tenant in a written notice (the "First Offer Notice"), which offer will designate the space being offered and specify the terms which Landlord intends to offer with respect to the Offered Space. Tenant may accept the offer set forth in the First Offer Notice by delivering to Landlord an unconditional acceptance ("Tenant's Notice") of such offer within 5 business days after delivery by Landlord of the First Offer Notice to Tenant. Time will be of the essence with respect to the giving of Tenant's Notice. If Tenant does not accept (or fails to timely accept) an offer made by Landlord in the First Offer Notice, Landlord will be under no further obligation with respect to such space, except as provided herein.

        (c)   Tenant must accept all Offered Space offered by Landlord at any one time if it desires to accept any of such Offered Space and may not exercise its right with respect to only part of such space. In addition, if Landlord desires to lease more than just the Offered Space to one tenant, Landlord may offer to Tenant pursuant to the terms hereof all such space which Landlord desires to lease, and Tenant must exercise its rights hereunder with respect to all such space and may not insist on receiving an offer for just the Offered Space.

        (d)   If Tenant at any time declines any Offered Space offered by Landlord, Tenant will be deemed to have irrevocably waived all further rights with respect to the Offered Space, and Landlord will be free to lease the Offered Space to third parties including on terms which may be more or less favorable to Landlord than those offered to Tenant; provided that if Landlord proposes to offer to lease the Offered Space upon terms more than 10% less favorable to Landlord, then Landlord shall again provide Tenant with a First Offer Notice pursuant to the provisions of this Section 24.20. Upon

Landlord's request, Tenant will execute a release evidencing its waiver of such rights with respect to the Offered Space.

        Section 24.21    Right of First Refusal.    (a) Provided that as of the date of the giving of the Offer Notice (as defined below), (i) Tenant (or a successor entity permitted hereunder) is the Tenant originally named herein, (ii) Tenant actually occupies all of the Premises originally demised under this Lease and any space added to the Demised Premises, and (ii) no Event of Default exists or would exist but for the passage of time or the giving of notice, or both, if at any time during the Lease Term any lease for any space in the Building (the "Offered Space") expires and if Landlord intends to enter into a lease (the "Proposed Lease") for such Offered Space with anyone (a "Proposed Tenant") other than the tenant then occupying such space (or its affiliates) Landlord will first offer to Tenant the right to lease the Offered Space upon all the terms and conditions of the Proposed Lease.

        (b)   Such offer will be made by Landlord to Tenant in a written notice (the "Offer Notice") which offer will designate the space being offered and specify the terms for such Offered Space which will be the same as those set forth in the Proposed Lease. Tenant may accept the offer set forth in the Offer Notice by delivering to Landlord an unconditional acceptance ("Tenant's Notice") of such offer within 5 business days after delivery by Landlord of the Offer Notice to Tenant. Time will be of the essence with respect to the giving of Tenant's Notice. If Tenant does not accept (or fails to timely accept) an offer made by Landlord designated in the Offer Notice, Landlord will be under no further obligation with respect to the Offered Space, except as provided herein. In order to send the Offer Notice, Landlord does not need to have negotiated a complete lease with the Proposed Tenant but may merely have an executed non-binding term sheet or letter of intent for the Proposed Lease, and Tenant must make its decision with respect to the Offered Space as long as it has received a description of such material economic terms.

        (c)   Tenant must accept all Offered Space offered by Landlord at any one time if it desires to accept any of such Offered Space and may not exercise its right with respect to only part of such space. In addition, if Landlord desires to lease more than just the Offered Space to one tenant, Landlord may offer to Tenant pursuant to the terms hereof all such space which Landlord desires to lease, and Tenant must exercise its rights hereunder with respect to all such space and may not insist on receiving an offer for just the Offered Space.

        (d)   If Tenant at any time declines any Offered Space offered by Landlord, Tenant will be deemed to have irrevocably waived all further rights with respect to the Offered Space, and Landlord will be free to lease the Offered Space to the Proposed Tenant or any subsequent tenant including on terms which may be more or less favorable to Landlord than those set forth in the Proposed Lease; provided that if the lease to the Proposed Tenant or any subsequent tenant is more than 10% less favorable to Landlord, then Landlord shall again provide Tenant with an Offer Notice pursuant to the provisions of this Section 24.21. Upon Landlord's request, Tenant will execute a release evidencing its waiver of such rights with respect to the Offered Space.

        IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed as of the 4th day of November, 2004.

LANDLORD:
Witnesses:	CP COMMERCIAL PROPERTIES— XIX, INC.
[ILLEGIBLE]	By:	SSR Realty Advisors, Inc., its investment advisor
	By:	/s/ GERALD F. LANETTA Name: Gerald F. Lanetta Title: Vice President
TENANT:
Witnesses:	HEELING SPORTS, LTD.
[ILLEGIBLE]	By:	/s/ MICHAEL W. HESSONG Name: Michael W. Hessong
Title: CFO

FIRST AMENDMENT TO LEASE AGREEMENT

        THIS FIRST AMENDMENT TO LEASE AGREEMENT ("Amendment") is made and entered into as of the 27th day of February, 2006 ("Effective Date") by and between CP Commercial Properties—XIX, Inc. ("Landlord") and Heeling Sports, Ltd. ("Tenant").

R E C I T A L S:

        A.    On or about November 3, 2004, Landlord and Tenant made and entered into that certain Lease Agreement ("Lease") for the premises more particularly described therein ("Original Premises") in a portion of the building located at 3200 Belmeade Drive, Carrollton, Texas ("Building").

        B.    Tenant desires to lease from Landlord additional space in the Building, which additional space consists of approximately 17,000 square feet of space which is contiguous to the Original Premises and is more particularly described on Exhibit "A-2" attached hereto and incorporated herein by this reference ("Additional Space"; the Original Premises and the Additional Space collectively are referred to herein as the "New Premises"), and Landlord has agreed to lease the Additional Space to Tenant, all upon the terms and conditions set forth herein.

        NOW, THEREFORE, for and in consideration of Ten Dollars ($10.00), the mutual covenants and conditions contained herein, and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1.     The foregoing is true and correct and incorporated herein by this reference. Capitalized terms used in this Amendment which are not otherwise defined herein shall have the same meaning ascribed to them in the Lease.

        2.     Landlord and Tenant hereby acknowledge and agree that the Lease is in full force and effect as of the date hereof and, except as modified herein, shall remain in full force and effect and be binding upon the parties until the end of the Lease Term.

        3.     Landlord and Tenant hereby agree that the Lease is modified as follows:

          a.     From and after the Additional Space Occupancy Date (as defined below) and until the end of the Lease Term, the word Premises as used in the Lease shall mean the New Premises, which is depicted on Exhibit "A-3" attached hereto and incorporated herein by this reference, and the word Lease shall mean the Lease as modified by this Amendment.

          b.     The term of the lease of the Additional Space ("Additional Space Term") shall commence upon completion of the Tenant Improvements described in Subparagraph 3.f. hereinbelow ("Additional Space Occupancy Date") and shall continue until the last day of the current Lease Term.

          c.     In addition to the payment of Base Rent as set forth in the Lease for the Original Premises (which is not changed hereby), Tenant also shall pay Base Rent on the Additional Space (on the same terms and conditions as are set forth in the Lease for the payment of Base Rent for the Original Premises) from the Additional Space Occupancy Date until the end of the Lease Term, as follows: Five Thousand Three Hundred Twelve and 50/100 Dollars ($5,312.50) per month, until the end of the sixty-seventh (67th) month of the Lease Term, and Five Thousand Six Hundred Sixty-Six and 67/100 Dollars ($5,666.67) per month for the remaining sixty (60) months of the Lease Term. In addition to, and in conjunction with, the payment of Base Rent for the Additional Space during the remainder of the Lease Term, as set forth above, Tenant shall pay monthly to Landlord all other sums due under the Lease relating to the Additional Space, including without limitation taxes, utilities, insurance and Operating Expenses.

          e.     Prior to the Additional Space Occupancy Date, Tenant's Pro Rata Share was Twenty-One and 08/100 Percent (21.08%). From and after the Additional Space Occupancy Date and until the end of the Lease Term, Tenant's Pro Rata Share shall be Thirty-Two and 49/100 Percent (32.49%).

          f.      Tenant hereby accepts the Original Premises and the Additional Space "AS IS"; provided, however, as soon as practicable after the execution of this Amendment Landlord shall, at its sole cost and expense, (i) construct a demising wall between the Additional Space and the adjacent premises, (ii) construct two (2) 15' × 15' openings in the existing wall between the Original Premises and the Additional Space, (iii) connect the lights and heaters in the Additional Premises to electrical service in the Original Premises, (iv) add ten (10) additional metal halide light fixtures and reconfigure existing lights fixtures per racking plan, (v) add two (2) new plugs per building standard for charging forklifts, (vi) tie down loose plumbing pipes to columns in warehouse, and (vii) repair dock door labeled #5, which is missing two (2) rollers (collectively, the "Tenant Improvements") Except for the foregoing, Tenant shall be solely responsible for any modifications to the New Premises, all of which shall be subject to review and approval by Landlord as well as all applicable governmental entities.

          g.     Tenant represents and warrants to Landlord that TIG Real Estate Services, Inc. and Swearingen Realty Group are the only agent, broker, finder or other party (collectively, "Broker") with whom Tenant has dealt who may be entitled to any commission or fee with respect to this Amendment or the leasing of the Additional Space. Tenant agrees to indemnify and hold Landlord harmless from any claim, demand, cost or liability, including, without limitation, attorneys' fees and expenses, asserted by any party other than Broker based upon dealings of that party with Tenant. Landlord shall pay Broker a commission as part of a separate agreement between the parties.

          h.     As of the Effective Date, Landlord's address for notices is BlackRock Realty, 300 Campus Drive, 3rd Floor, Florham Park, NJ 07932, Attn: Director of Asset Management, with a copy to Christopher C. Brockman, Holland & Knight LLP, 200 South Orange Avenue, Suite 2600, Orlando, Florida 32801; Tenant's address for notices is the Original Premises address.

          i.      Except as modified herein, from and after the Additional Space Occupancy Date all of the terms and conditions of the Lease shall apply to the Original Premises and the Additional Space.

        4.     From and after the Additional Space Occupancy Date, the Lease shall be modified as set forth herein. Unless specifically modified by the terms hereof, all of the terms and conditions of the Lease shall continue in full force and effect as to the New Premises until the end of the Lease Term, and are enforceable in accordance with their terms.

        5.     This Amendment may be executed in separate counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument (facsimile transmission of such signature pages shall be acceptable, provided that the parties agree to thereafter cause at least one fully executed original Amendment to be delivered to each other.) Subject to the immediately preceding sentence, this Amendment shall be effective as of the later of the two dates set forth beside the respective signatures of Landlord and Tenant.

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        IN WITNESS THEREOF, the parties hereto have executed this Amendment on the day and year first above written.

"LANDLORD"
CP COMMERCIAL PROPERTIES XIX, INC., a Delaware corporation

/s/ JILL M. FABRIZIO	By: /s/ GERALD F. IANETTA
Name: Jill M. Fabrizio	Name: Gerald F. Ianetta
Its: Vice President

Name:
Date: February , 2006

"TENANT"
HEELING SPORTS, LTD., a Texas limited partnership
By: Heeling Management Corp.
Its: General Partner

/s/ MICHAEL W. HESSONG	By: /s/ ROGER R. ADAMS
Name: Michael W. Hessong	Name: Roger R. Adams
Its: President

Name:
Date: February 27, 2006

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Exhibit A-2

3200 BELMEADE DRIVE
CARROLLTON, TX 75006

GOLDEN BEAR
BELMEADE DR.

AREA SUMMARY:
TOTAL PROJECT AREA= 149,000 S.F.

PARKING SUMMARY:
TOTAL AVAILABLE= 212 SPACES

SITE PLAN

NORTH

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Exhibit A-3

3200 BELMEADE DRIVE
CARROLLTON, TX 75006

GOLDEN BEAR
BELMEADE DR.

AREA SUMMARY:

TOTAL PROJECT AREA= 149,000 S.F.

PARKING SUMMARY:

TOTAL AVAILABLE= 212 SPACES

SITE PLAN

NORTH

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QuickLinks

TABLE OF CONTENTS
LEASE
ARTICLE 1 REFERENCE DATA AND DEFINITIONS
ARTICLE 2 DEMISED PREMISES AND TERM
ARTICLE 3 RENT AND SECURITY DEPOSIT
ARTICLE 4 TENANT'S SHARE OF OPERATING COSTS AND TAXES
ARTICLE 5 COMPLETION AND OCCUPANCY OF DEMISED PREMISES
ARTICLE 6 CONDUCT OF BUSINESS BY TENANT
ARTICLE 7 COMMON AREA
ARTICLE 8 REPAIRS, ALTERATIONS AND MECHANICS' LIENS
ARTICLE 9 UTILITIES AND BUILDING SERVICES
ARTICLE 10 PROPERTY AND OTHER TAXES
ARTICLE 11 INSURANCE AND INDEMNITY
ARTICLE 12 DAMAGE BY CASUALTY
ARTICLE 13 EMINENT DOMAIN
ARTICLE 14 RIGHTS RESERVED TO LANDLORD
ARTICLE 15 ASSIGNMENT AND SUBLETTING
ARTICLE 16 BANKRUPTCY
ARTICLE 17 DEFAULT
ARTICLE 18 SURRENDER
ARTICLE 19 HOLDING OVER
ARTICLE 20 REMEDIES CUMULATIVE
ARTICLE 21 ESTOPPEL CERTIFICATE, SUBORDINATION, ATTORNMENT
ARTICLE 22 QUIET ENJOYMENT
ARTICLE 23 NOTICES
ARTICLE 24 MISCELLANEOUS PROVISIONS
FIRST AMENDMENT TO LEASE AGREEMENT
Exhibit A-2
Exhibit A-3